UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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145 Hunter Drive, Wilmington, Ohio 45177
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD MAY 12, 2016
Notice is hereby given that the 2016 Annual Meeting of Stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), has been called and will be held on Thursday, May 12, 2016, at 11:00 a.m., local time, at The Roberts Centre, 123 Gano Road, Wilmington, Ohio 45177, for the following purposes:

1.	To elect six directors to the Board of Directors, each for a term of one year;

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2016;

3.	To hold an advisory vote on executive compensation;

4.
To consider and vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 85,000,000;

5.
To consider and approve the issuance by the Company of 20% or more of the Company’s currently issued and outstanding common stock in a proposed private placement for purposes of NASDAQ Listing Rule 5635;

6.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposals 4 and 5 if there are not sufficient votes for such proposals; and

7.	To attend to such other business as may properly come before the meeting and any adjournments thereof.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2015 Annual Report. We believe that this process allows us to provide our stockholders with the necessary information, while reducing our costs and lessening the environmental impact of the Annual Meeting. The Notice contains instructions on how to access the Proxy Statement and 2015 Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of the proxy materials.
The foregoing matters are described in more detail in the Proxy Statement that is available at http://www.proxyvote.com.
Only holders of record, as of the close of business on March 23, 2016, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne
Wilmington, Ohio	W. JOSEPH PAYNE
April 1, 2016	Secretary
YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY ALSO REQUEST A PAPER COPY OF THESE MATERIALS, WHICH WILL INCLUDE A PROXY CARD. THEN, YOU MAY VOTE BY FILLING IN, SIGNING AND RETURNING THE PROXY CARD IN THE PROVIDED ENVELOPE.

PROXY STATEMENT
AIR TRANSPORT SERVICES GROUP, INC.
145 Hunter Drive, Wilmington, Ohio 45177
ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 2016
This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company” or “ATSG”), for use at the Annual Meeting of Stockholders to be held at The Roberts Centre, 123 Gano Road, Wilmington, Ohio 45177, at 11:00 a.m., local time, on Thursday, May 12, 2016, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.
The proxy materials, including this Proxy Statement, proxy card and the Company’s 2015 Annual Report, are being distributed and made available on or about April 1, 2016. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 1, 2016 to stockholders of record who owned common stock at the close of business on March 23, 2016. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.
At the Annual Meeting, the holders of shares of common stock of the Company will (1) vote to elect six directors for a term of one year and until their successors have been elected and qualified; (2) vote on a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2016; (3) hold an advisory vote on executive compensation; (4) vote on a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 75,000,000 to 85,000,000; (5) vote on a proposal to approve the issuance by the Company of 20% or more of the Company’s currently issued and outstanding common stock in a proposed private placement for purposes of NASDAQ Listing Rule 5635; (6) vote to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposal 4 and Proposal 5, if there are not sufficient votes for such proposals; and (7) transact such other business as may properly come before the meeting and any adjournments thereof.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares
Only holders of record of shares of common stock of the Company as of the close of business on March 23, 2016, will be entitled to notice of and to vote at the meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. Each share of common stock is entitled to one vote at the meeting on all matters properly presented at the meeting. On March 23, 2016, there were 64,102,582 shares of common stock outstanding. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Voting Procedures
Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy or voting instruction card to see which options are available to you and how to use them. The deadline for voting by telephone or over the Internet is 11:59 p.m. ET, on May 11, 2016. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Stockholders whose shares are held in the name of a broker or other nominee and who wish to vote in person at the meeting will need to obtain a signed proxy form from the institution that holds their shares.

Vote Required
Proposal 1: Election of Directors. The six nominees for director must each receive the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, and entitled to vote on this proposal, in order to be elected. A “majority of the votes cast” means that the number of votes “For” a nominee's election must exceed the number of votes “Against” that nominee's election. Abstentions and broker non-votes will have no effect on the outcome of the vote. The majority voting standard is discussed further under the section entitled "Majority Voting.”
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting, is required to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2016 fiscal year. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal. Broker non-votes are not expected on the proposal.
Proposal 3: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting, is required to ratify this proposal. Abstentions and broker non-votes will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.
Proposal 4: Amendment of the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares. The affirmative vote of at least a majority of the issued and outstanding shares is required to approve the amendment of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of the Company’s common stock for issuance. This means that abstentions and broker non-votes will count as a vote against the amendment.
Proposal 5: Approve the Issuance of 20% or More of the Company’s Common Stock in a Private Placement. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to ratify this proposal. Abstentions and broker non-votes will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.
Proposal 6: Adjournment of the Annual Meeting. The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to ratify this proposal. Abstentions and broker non-votes will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.
If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. Unless a stockholder provides specific instructions to vote against a nominee for director with respect to Proposal 1, the persons named in the proxy will be authorized to vote the shares represented thereby “For” the election of the Board’s nominees for director. To the extent specific instructions are not given with respect to Proposals 2, 3, 4, 5 and 6, the shares represented by the proxy will be voted “For” the proposal.

Shares Registered in the Name of a Broker
Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. A “broker non-vote” occurs when a stockholder of record, such as a broker or bank, does not vote on a proposal because it has not received voting instructions from the beneficial owner and does not have discretionary authority to vote on the proposal. Proposals 1, 3, 4, 5 and 6 are not discretionary items, so you must provide instructions to your broker in order to cast a vote on those proposals. Broker non-votes will have no effect on the outcome of the vote on proposals 1 and 2.

Revocability
You may revoke your proxy in one of the following ways: by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary of the Company prior to the voting, or by giving a later dated proxy (including by means of a telephone or Internet vote) at any time before the voting deadline, which is 11:59 PM ET, on May 11, 2016.

Confidentiality
It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) a stockholder expressly requests such disclosure, or (c) in a contested proxy solicitation.

Proxy Solicitation
Proxies may be solicited by directors, executive officers and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Georgeson LLC (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $17,500, plus reimbursement for out-of-pocket expenses. The Company may also engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per-completed-call basis. All solicitation costs will be borne by the Company.

Proxy Tabulation
Proxies and ballots will be received and tabulated by, and the inspector of election will be from, an independent firm that is not affiliated with the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials
If you share an address with another stockholder and we sent you a notice of intent to send you a householded mailing, you may receive only one Notice of Internet Availability of Proxy Materials (the "Notice") unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call to request a separate copy from:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296
Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the above address and phone number to request that in the future, we deliver to you a single copy of the Notice.

Directions
To obtain directions to attend the Annual Meeting and vote in person, you may call the Executive Assistant at (937) 366-2296 or visit atsginc.com/Annual_Meeting.html.

Principal Stockholders
To the Company’s knowledge, as of March 23, 2016, only the following stockholders owned more than 5% of the outstanding common stock of the Company:
Common Stock Ownership of Certain Beneficial Owners

Name	Number of Shares		Percentage of Common Stock Outstanding(5)
Red Mountain Capital Partners LLC 10100 Santa Monica Boulevard, Suite 925 Los Angeles, California 90067	11,152,425	(1)	17.4%
Prescott Group Capital Management, LLC 1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104-6529	4,936,333	(2)	7.7%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	4,571,113	(3)	7.1%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,483,565	(4)	5.4%

(1)
Based on information provided to the Company by Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”), (i) Red Mountain Partners, L.P., a Delaware limited partnership (“RMP”), beneficially owns, in the aggregate, 11,152,425 shares of common stock and has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of all such shares; and (ii) because each of RMCP GP LLC, a Delaware limited liability company (“RMCP GP”), RMCP LLC, Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”), and Willem Mesdag, a natural person and citizen of the United States of America, may be deemed to control RMP, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the common stock beneficially owned by RMP. The foregoing number of shares excludes 83,141 restricted stock units issued to J. Christopher Teets, a Partner of RMCP LLC, in connection with his service on the Board, which have been subsequently transferred to RMCP LLC.

(2)
Based solely on an Amendment No. 7 to Schedule 13G jointly filed with the SEC on January 29, 2016, by Prescott Group Capital Management, LLC, an Oklahoma limited liability company (“Prescott Capital”), Prescott Group Aggressive Small Cap, L.P., an Oklahoma limited partnership (“Prescott Small Cap”), Prescott Group Aggressive Small Cap II, L.P., an Oklahoma limited partnership (“Prescott Small Cap II” and, together with Prescott Small Cap, the “Small Cap Funds”) and Mr. Phil Frohlich, the principal of Prescott Capital. According to the filing, (i) the Amendment relates to shares of common stock purchased by the Small Cap Funds through the account of Prescott Group Aggressive Small Cap Master Fund, G.P., an Oklahoma general partnership (“Prescott Master Fund”), of which the Small Cap Funds are general partners; (ii) Prescott Capital serves as the general partner of the Small Cap Funds and may direct the Small Cap Funds, the general partners of the Prescott Master Fund, to direct the vote and disposition of the 6,217,933 shares of common stock held by the Prescott Master Fund; and (iii) as the principal of Prescott Capital, Mr. Frohlich may direct the vote and disposition of the 4,936,333 shares of common stock held by the Prescott Master Fund. This stock ownership information was reported as of December 31, 2015.

(3)
Based solely on a Schedule 13G filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP reported sole voting power of 4,359,220 shares, and sole dispositive power of 4,571,113 shares, of common stock as of December 31, 2015. According to the filing, (i) Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”); (ii) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds; (iii) in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the common stock that is owned by the Funds, and may be deemed to be the beneficial owner of the shares of common stock held by the Funds, but all of the shares of common stock reported in the filing are owned by the Funds; and (iv) Dimensional disclaims beneficial ownership of such common stock reported therein.

(4)
Based solely on a Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group, Inc. reported sole voting and shared dispositive power of 66,502 shares, and sole dispositive power of 3,417,063 shares, of common stock as of December 31, 2015. According to the filing, (i) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 66,502 shares or 0.10% of the outstanding common stock as a result of its serving as investment manager of collective trust accounts; and (ii)Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 0 shares or .00% of the outstanding common stock as a result of its serving as investment manager of Australian investment offerings.

(5)	Based on 64,102,582 shares outstanding as of March 23, 2016.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Certificate of Incorporation provides for no fewer than three and no more than nine directors, as determined from time to time by the Board. The Company’s Board currently consists of the following six members:
Richard M. Baudouin
Joseph C. Hete
Arthur J. Lichte
Randy D. Rademacher
J. Christopher Teets
Jeffrey J. Vorholt
At our 2013 Annual Meeting, the stockholders adopted and approved an amendment to the Company’s Certificate of Incorporation to declassify the Board. As amended, the Company’s Certificate of Incorporation provides for the classified board structure to be eliminated in a manner that does not affect the unexpired terms of the previously elected directors. Accordingly, commencing with the 2014 Annual Meeting, those directors that were formerly in Class II were elected for a one-year term rather than a three-year term. Similarly, at the 2015 Annual Meeting, those directors that were formerly in Classes II and III were elected for a one-year term. As a result, at this year’s Annual Meeting, all six directors are up for election.
All six of the current directors of the Company have been nominated for reelection to the Board at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Nominating and Governance Committee and approved by the Board. Each of the nominees, if elected, will serve for a one-year term expiring at the Annual Meeting of Stockholders in 2017 and until his respective successor has been elected and qualified as provided under the Company's Bylaws. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. If any of them becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee; however, the Board has no reason at this time to anticipate that this will occur. In an uncontested election, our Bylaws provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that nominee). Abstentions and broker non-votes have no effect on the vote. The process that will be followed by the Board in the event that a nominee does not receive a majority of the votes cast is described below under the section entitled “Majority Voting.”
Set forth below is biographical information concerning each of the nominees for director at the Annual Meeting:

Nominees for Director
For Terms Expiring in 2017
Richard M. Baudouin, age 64, principal of Infinity Aviation Capital, LLC ("IAC"), an investment firm involved in aircraft leasing, since March 2011. Prior to his current role at IAC, Mr. Baudouin was a co-founder and former managing director of Aviation Capital Group ("ACG"), a commercial aircraft leasing company, from December 1989 to June 2010, where he oversaw the marketing and capital markets units of the firm. He worked in the aircraft finance unit of General Electric Capital Corporation from September 1977 to September 1983. Mr. Baudouin is a former board member of the Magellan Group, an engine leasing and aviation parts company, as well as a former board member of ACG and the International Society of Transport Air Trading Board of Governors. He has been a director of the Company since January 2013, and is the Chair of the Nominating and Governance Committee and a member of the Audit Committee. Mr. Baudouin possesses many years of experience in commercial aircraft leasing and financing and extensive contacts in the global leasing marketplace that assists the Company in further developing and expanding its aircraft leasing business.
Joseph C. Hete, age 61, President and Chief Executive Officer of ATSG since October 2007 and Chief Executive Officer of ABX Air, Inc. since August 2003. He was the President of ABX Air, Inc. from January 2000 to February 2008 and the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003. From 1997 until January 2000, he held the position of Senior Vice President and Chief Operating Officer of ABX Air, Inc. Mr. Hete served as Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997, and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980. Among other qualifications, Mr. Hete brings to the Board a deep and extensive knowledge of the air cargo industry and the day-to-day operations of the Company through his years in various senior business leadership roles with the Company, including as Chief Executive Officer. He is able to keep the Board of Directors informed on the current state of the Company by serving as a director.
Arthur J. Lichte, age 66, General USAF (Retired). General Lichte was the Commander of the Air Mobility Command ("AMC") at Scott Air Force Base in Illinois when he retired from U.S. Air Force in January 2010, as a four-star general after 38 years of service. He also served as Assistant Vice Chief of Staff and Director, Air Force Staff, Headquarters U.S. Air Force, Washington, D.C., where he was responsible for Air Staff organization and administration, served as Deputy Chairman of the Air Force Council, and was the U.S. Air Force accreditation official for the Corps of Air Attachés. During his U.S. Air Force career, General Lichte held command positions at squadron, group and wing levels and is a command pilot with more than 5,000 flying hours in various aircraft. In addition to his command experience, General Lichte also held headquarter-level assignments at Strategic Air Command, AMC, U.S. Air Force and U.S. Transportation Command. General Lichte has been a member of the Board since February 2013 and is a member of the Audit Committee and Compensation Committee. General Lichte’s leadership of the AMC, along with his understanding of the many commercial air carriers and aircraft that supplement the U.S. Military's air transport operations around the world, is invaluable to the Company in further developing and expanding its air cargo and related businesses.
Randy D. Rademacher, age 59, Senior Vice President, Chief Financial Officer, of Reading Rock, Inc. He has served as the Senior Vice President, Chief Financial Officer, of Reading Rock, Inc., a privately owned manufacturer and distributor of concrete products and other building materials, since 2008. Mr. Rademacher was formerly the Chief Financial Officer for The Armor Group, a privately owned manufacturer of industrial and commercial products, from 2006 to 2008. He also served as the President of Comair Holdings LLC, from 1999 to 2005. During his career at Comair Holdings LLC, Mr. Rademacher also held a number of other positions, including Senior Vice President and Chief Financial Officer from 1993 to 1999, Vice President of Finance from 1989 to 1993, Controller from 1986 to 1989, and Director of Corporate Finance from 1985 to 1986. Prior to that, Mr. Rademacher was a CPA for Arthur Andersen & Co. from 1979 to 1985. He has been Chairman of the Company’s Board since May 2015 and a director of the Company since December 2006. He also serves as a member of the Nominating and Governance Committee and the Audit Committee. Among other qualifications, Mr. Rademacher has substantial senior business leadership experience and expertise in the transportation industry from his service at Comair Holdings LLC. He also offers valuable insight on financial matters because of his work experience and accounting background.

J. Christopher Teets, age 43, Partner of Red Mountain Capital Partners LLC ("Red Mountain"), an investment management firm, since February 2005. Before joining Red Mountain, Mr. Teets was an investment banker at Goldman, Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman, Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics. Mr. Teets has also served as a director of Marlin Business Services Corp., since May 2010, and as a director of Nature’s Sunshine Products, Inc., since December 2015. Mr. Teets also previously served as a director of Encore Capital Group, Inc. from May 2007 until June 2015, and Affirmative Insurance Holdings, Inc., from August 2008 until September 2011. Red Mountain beneficially owns 11,152,425 shares of common stock of the Company, or approximately 17.4% of the Company’s 64.1 million shares outstanding, as described on page 4 of this Proxy Statement. The Company and Red Mountain are parties to a confidentiality and standstill agreement that will remain in effect during Mr. Teets’ tenure as a director of the Company, which agreement is more particularly described below under the heading "Corporate Governance and Board Matters." Mr. Teets has been a director of the Company since February 2009, and is the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Among other qualifications, Mr. Teets brings to the Board significant business and investment banking experience as well as public company board experience, which helps the Board of Directors better understand the financial needs and challenges facing the Company.
Jeffrey J. Vorholt, age 63, is an independent consultant and private investor. He was formerly a full-time faculty member at Miami University (Ohio) and concurrently an Adjunct Professor of Accountancy at Xavier University (Ohio), from 2001 to 2006. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems, which is now Convergys Corporation. Mr. Vorholt served as Director and Chairman of the Audit Committee for Softbrands, Inc., a global provider of enterprise-wide application software, from 2002 until its acquisition by Infor Global Solutions of Alpharetta, Georgia in 2009. Mr. Vorholt has been a Director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee. Among other qualifications, Mr. Vorholt has over 40 years of experience in accounting and financial management, and his knowledge and experience in that field make him an invaluable asset to the Board, particularly through his service on the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors held 17 meetings during 2015 and each director participated in all of the board meetings and meetings of the committees of the Board on which he served during the year. Directors are expected to attend board meetings, meetings of the committees on which they serve and the annual meeting of stockholders. All of the directors then in office attended the Company’s 2015 Annual Meeting.

Independence
The Board has determined that each of the current directors, except Joseph C. Hete (by virtue of his employment as President and Chief Executive Officer of the Company), has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the SEC, NASDAQ and the Certificate of Incorporation, as currently in effect.
In considering the independence of J. Christopher Teets, the Board considered the fact that he is a Partner of Red Mountain, the beneficial owner of approximately 17.4% of the Company’s outstanding shares, as described on page 4 of this Proxy Statement, and concluded that his relationship with Red Mountain does not impact his independence as a director of the Company. In reaching this conclusion, the Board took into account the fact that the Company and Red Mountain are parties to a confidentiality and standstill agreement that will remain in effect during Mr. Teets’ tenure as a director of the Company. The agreement provides for the Company to disclose certain proprietary information to Red Mountain, and imposes confidentiality obligations on Red Mountain with respect to such information and restrictions on its ability to (i) acquire or agree to acquire, directly or indirectly, more than 17.49% of the issued and outstanding common stock of the Company or any assets of the Company or a subsidiary or division thereof; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, as such terms are used in the rules of the SEC, or seek to advise or influence any person with respect to the voting of any securities of the Company; (iii) nominate or seek to nominate, directly or indirectly, any person to the Board of Directors; (iv) make any public announcement with respect to, or submit a proposal for, or offer of, any extraordinary transaction involving the Company or any of its securities or assets, (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; (vi) otherwise act or seek to control or influence the Board of Directors or the management or policies of the Company; (vii) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in (i) through (v) above; or (viii) request for the Company, directly or indirectly, to amend or waive any of the foregoing provisions. In addition, the agreement provides that, for so long as (i) the standstill provisions are in effect and (ii) Red Mountain beneficially owns, directly or indirectly, in excess of 14.9% of the issued and outstanding common stock of the Company, Red Mountain shall, except with the prior written consent of the Company or the Board, cause such shares of common stock representing the portion of Red Mountain's beneficial ownership in excess of 14.9% to be voted in accordance with the Board's publicly stated recommendations for voting on such matters.

Majority Voting
The Company’s Bylaws provide that, in an uncontested election, each director will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against" that nominee. The Bylaws include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must submit an irrevocable resignation from the Board, which will become effective if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation. In such circumstances, the Board, acting on the recommendation of the Nominating and Governance Committee (which is composed entirely of independent directors), shall, within 90 days of receiving the certified vote pertaining to such election, determine whether to accept the resignation of such unsuccessful nominee and, in making that determination, may consider any factors or other information that it deems appropriate or relevant. The Nominating and Governance Committee and the Board expect an unsuccessful incumbent to voluntarily recuse himself or herself from participation in such deliberations. The Company will promptly publicly disclose the Board's decision and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the SEC.

The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election is made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless of whether the election ceases to be a contested election after the record date but prior to the meeting.
Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected, the election of directors at the Annual Meeting will not be contested. As a result, each of the directors will be elected by a majority of the votes cast at the Annual Meeting.

Director Compensation
The Company uses a combination of cash and long-term incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee recommends to the Board for its approval the form and amount of compensation paid to the non-employee directors. The Committee reviews the compensation arrangements of the directors on an annual basis, which review includes an evaluation prepared on an annual or bi-annual basis by Towers Watson, a national compensation consulting firm, retained by the Compensation Committee. The evaluation considers the compensation arrangements for the directors of similar companies.
Like the executive officers, the directors are also subject to minimum stock ownership requirements. The directors are required to own and retain the minimum number of shares (including restricted stock units) totaling in value as of the date of grant or purchase, at least three times their annual retainer. Each director is expected to be in compliance with the ownership guidelines on or about the third anniversary of the date on which he or she was elected to the Board.
Following its annual review in 2015, the Committee approved changes to the cash and equity compensation paid to non-employee directors for serving on the Board and its committees. The details of these changes are respectively set forth below.

Cash Compensation
On July 1, 2015, the annual retainer paid to each non-employee director for serving on the Board was increased from $30,000 to $50,000. The cash compensation paid to each non-employee director for Board and committee meeting attendance was also modified in July 2015. Instead of receiving $1,500 fee for each Board and committee meeting attended, each non-employee director now receives a $1,500 fee for the Board and committee meetings attended (of which the non-employee director is a member) that are in excess of a total aggregate amount of 18 Board and committee meetings during a fiscal year. As of July 2015, each non-employee director receives an annual retainer of $5,000 for serving on a standing committee.
The Chairman of the Board and the chairmen of the Board’s standing committees receive an annual chairman fee. Effective May 7, 2015, the annual fee paid to the non-employee director serving as the Board’s Chairman was increased from $40,000 to $60,000. On July 1, 2015, the $5,000 annual fee paid to the respective Chair of the Compensation Committee and Nominating and Governance Committee was increased to $10,000, while the $17,000 annual fee paid to the Chair of the Audit Committee was retained. In addition to compensation for their Board and committee service, directors are reimbursed during the year for out-of-pocket expenses incurred in the performance of their duties as directors, such as travel, meal and lodging expenses.

Long-Term Incentive Compensation
Long-term incentive compensation awards for non-employee directors will continue to be comprised solely of restricted stock units. Since the approval of the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTI Plan”), the Board has granted restricted stock unit awards to the Company’s non-employee directors on an annual basis under the terms of the 2005 LTI Plan. With the adoption of the Company’s 2015 Long Term Incentive Plan (the “2015 LTI Plan”), non-employee directors will continue to receive restricted stock unit awards on an annual basis. The restricted stock units will vest and settle on the first anniversary of the date of the grant, unless the non-employee director elects (no later than December 31st of the year immediately preceding the year of grant) to defer the settlement to either a specific date after the first anniversary of the date of the grant or the date upon which the non-employee director’s board service ends. The size of the grants are determined by the Board and are based on the Company’s performance during the prior year and a periodic evaluation of the compensation arrangements of other companies prepared by Towers Watson, an executive compensation consulting firm. Awards granted to the non-employee directors in March 2016 had a grant value of $75,000.

Director Compensation Table
The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
James H. Carey(2)	16,500	74,682	91,182
Richard M. Baudouin	66,500	74,682	141,182
Arthur J. Lichte	61,500	74,682	136,182
Randy D. Rademacher	87,742	74,682	162,424
J. Christopher Teets	69,000	74,682	143,682
Jeffrey J. Vorholt	78,500	74,682	153,182

(1)
Joseph C. Hete, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company and, therefore, receives no compensation for his services as a director.

(2)	Mr. Carey's term on the Board ended on May 7, 2015.

(3)
Each director was awarded 8,100 restricted stock units. The restricted stock units are being reported in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 Compensation—Stock Compensation. The grant date fair value of the awards is based on information included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2016.

Board Committees
The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee, Compensation Committee and Nominating and Governance Committee each consists exclusively of non-employee directors.

Audit Committee
The Audit Committee is currently composed of Jeffrey J. Vorholt, Chairman, Richard M. Baudouin, Arthur J. Lichte and Randy D. Rademacher. Mr. Vorholt has been the Chairman of the Audit Committee since January 29, 2004. The Board has determined that Mr. Vorholt is an “audit committee financial expert” as defined in the rules under the Exchange Act, and that he is independent under the NASDAQ Marketplace Rules.
The Audit Committee is generally charged with the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company and its subsidiaries’ internal accounting and financial controls; and approving and monitoring the Company and its subsidiaries’ compliance with their codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company and its subsidiaries’ compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Committee held four meetings during 2015.
The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in November 2015. The charter of the Audit Committee is available through our Internet website at http://www.atsginc.com.
The Audit Committee has furnished the following report.

Audit Committee Report
This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP (both alone and with management present), the Company's audited consolidated financial statements for the year ended December 31, 2015. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” as currently in effect, and has discussed with Deloitte & Touche LLP their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee
Jeffrey J. Vorholt, Chairman
Richard M. Baudouin
Arthur J. Lichte
Randy D. Rademacher

Compensation Committee
The Compensation Committee is currently composed of J. Christopher Teets, Chairman, Arthur J. Lichte and Jeffrey J. Vorholt. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company and its subsidiaries’ overall compensation policies and establishing performance-based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the Chief Executive Officer based upon the achievement of goals and objectives that are approved by the Committee, and considering and approving the compensation arrangements for the other executive officers of the Company. This includes base salaries, short-term and long-term incentive awards, equity-related awards, participation in any deferred compensation or retirement plans or arrangements, benefits and perquisites. The Committee also evaluates the target performance goals for the non-executive senior officers and employees of the Company and its subsidiaries. In addition, the Committee oversees the administration of the Company and its subsidiaries' executive compensation plans, programs and arrangements, makes recommendations to the full Board with respect to succession planning for the Chief Executive Officer and other officers of the Company and its subsidiaries, and sets and reviews the compensation for the Board and committee members. The Committee held three meetings during 2015.

The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003. The charter was most recently amended in May 2013. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Nominating and Governance Committee
The Nominating and Governance Committee is currently composed of Richard M. Baudouin, Chairman, Randy D. Rademacher and J. Christopher Teets. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee held three meetings during 2015.
The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in February 2010. The Committee’s charter is available through our Internet website at http://www.atsginc.com.

Consideration of Nominees for Director

Director Qualifications
The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria used in connection with evaluating and selecting new directors include those set forth in the Company’s Corporate Governance Guidelines and Certificate of Incorporation. While these materials do not contain a formal diversity policy, the Corporate Governance Guidelines seek to ensure that candidates can work constructively with people holding diverse viewpoints and can tolerate opposing views. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.
In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ Marketplace Rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the Company's “Code of Conduct for Conducting Business.”

Evaluation of Stockholder Nominees
The policy of the Nominating and Governance Committee is to consider for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (1) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (2) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.

Director Nominations by Stockholders
The Bylaws permit stockholders to nominate directors for election at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board, subject to compliance with applicable notice requirements in the Bylaws. Stockholder nominations to the Board of Directors for the 2017 Annual Meeting of Stockholders must be forwarded to the Chairman of the Nominating and Governance Committee c/o Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2016 Annual Meeting of Stockholders (May 12, 2016); provided, however, that in the event the date of the 2017 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from such first anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Corporate Governance Guidelines
The Company adopted a set of Corporate Governance Guidelines in February 2005 to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the Chief Executive Officer, periodic self-evaluations of the Board and committees, and other practices. The Corporate Governance Guidelines are available through our Internet website at http://www.atsginc.com.

Code of Ethics for the CEO and CFO
The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at http://www.atsginc.com.

Code of Conduct for Conducting Business
The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment and discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at http://www.atsginc.com.

Related Person Transactions
The Company has not had any related person transactions as defined by Regulation S-K Item 404(a) since January 1, 2015 nor are there any transactions currently proposed. If any related person transactions arise, the Audit Committee will review and approve such transactions as it deems appropriate. This policy is set forth in the charter of the Audit Committee.

Executive Sessions
The independent directors of the Company meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, who is an independent director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board
Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Leadership Structure
The Company’s Bylaws and Corporate Governance Guidelines provide the Board of Directors with the discretion to separate or combine the positions of Chairman of the Board and Chief Executive Officer, provided that in the event the positions are combined, an independent lead director position is established.  As a result of the announcement by our former Chairman Mr. Carey that he would not stand for reelection at the 2015 Annual Meeting, the Board and our Nominating and Governance Committee reevaluated the Board’s leadership structure.
In deciding whether to separate the offices of Chairman of the Board and Chief Executive Officer or to combine those offices and appoint an independent lead director, the Board considered what is in the best interests of the Company and its stockholders, taking into consideration the skills and experience of the individual or individuals filling those positions and other relevant factors. Following Mr. Carey’s departure after the 2015 Annual Meeting, the Board elected Randy D. Rademacher as Chairman of the Board and decided to retain its previous leadership structure with separate positions of Chairman and Chief Executive Officer. This structure enables the Chairman to focus on managing the Board’s affairs, including organization and functional effectiveness, and fulfilling the Board’s responsibilities. The Chief Executive Officer remains involved in this process by updating the Chairman and the Board in its entirety regarding the day-to-day management of the Company. While the Company has established separate roles for the Chairman of the Board and Chief Executive Officer, they both play a vital role in the management of the Company and must work together closely in order to maximize the Company’s potential.
Our Corporate Governance Guidelines provide that (i) a majority of the directors of the Company shall be “independent directors” as that term is defined in the NASDAQ Marketplace Rules; and (ii) the Chief Executive Officer will be the only employee of the Company who also serves as a director of the Company.  As described above under “Independence,” five of our six directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent directors. The independent directors meet in executive session (with no management directors or management present) on a regular basis (typically at the time of each quarterly board meeting) and upon the request of one or more independent directors.
Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively.  As a part of the annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company and its stockholders.  In addition, the Board reviews the structure of Board and Company leadership as part of the succession planning process.

Board Role in Risk Oversight
The Board recognizes that it has the primary responsibility for risk oversight, with the Board's standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. In meeting its responsibilities, the Board seeks to (i) concentrate on the broader implications of a strategic direction, while allowing the committees to focus on specific areas of risk, (ii) ensure that management has implemented appropriate systems to manage risk, and (iii) ensure that it is providing effective risk oversight through its committee structure and oversight processes.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives
The Compensation Committee believes that the compensation paid to its executive officers should assist the Company in attracting and retaining talented leaders and encouraging a high level of effective and ethical management in the best interests of the Company and its stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk taking. To this end, the Compensation Committee strives to ensure that the Company’s executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short and long-term goals that align the interests of its executives and stockholders in seeking to increase stockholder value.
Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2015, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”

Chief Executive Officer’s Role in the Compensation Decision Process
The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the base salaries of the named executive officers (other than himself) and the performance measures to be utilized under the Company's short-term incentive compensation plan. In making his recommendations, the Chief Executive Officer utilizes materials prepared by Towers Watson, as further described below, including a peer group analysis, and completes an objective and subjective review of each executive’s responsibilities and performance over the prior year. The Chief Executive Officer plays no role in the compensation process, and is not present during voting or deliberations, with respect to his own compensation.

Establishing Compensation Levels
The Compensation Committee ordinarily meets during the first half of each year to review the base salaries for each of the executive officers and to approve incentive awards for the previous year based upon previously established performance measures. All changes to base salaries are typically effective on July 1st for the year in which they are set. The Compensation Committee has traditionally authorized the grant of equity awards under the Company's long-term term incentive plan no earlier than the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
During the first half of the year, the Compensation Committee also typically establishes incentive goals for the current year based upon the Chief Executive Officer’s recommendations.

Compensation Consultant

The Compensation Committee is authorized to retain the services of independent advisers to assist it in carrying out its responsibilities. In 2015, the Compensation Committee engaged Towers Watson, a national compensation consulting firm, to assess the competitiveness of the compensation paid to certain of the Company's executives, including the named executive officers. The assessment included (i) a comparison of the executives' compensation relative to general industry compensation survey market data; (ii) a comparison of the executives' compensation relative to proxy peer group data; (iii) a review of annual and long-term incentive plan design among the Company's industry peer group; and (iv) possible future modifications to the Company's annual incentive plan and long-term incentive plan.

The review prepared by Towers Watson in 2015 included a proxy analysis of 16 publicly-traded transportation industry competitors, logistics companies and regional airlines (the “proxy peer group”). Due to the unique nature of the Company's business model, it was necessary to include some larger and some smaller companies in the proxy peer group in order to obtain a representative sample of companies with similar operations. The proxy peer group consisted of the following companies:

• Aircastle LTD • Air Methods Corp. • Allegiant Travel Company • Atlas Air Worldwide Holdings, Inc. • Echo Global Logistics, Inc. • Era Group Inc. • Forward Air Corp. • Hawaiian Holdings, Inc.	• Hub Group, Inc. • Park Ohio Holdings Corp. • PHI Inc. • Republic Airways Holdings Inc. • Sky West, Inc. • Radiant Logistics, Inc. • Willis Lease Finance Corp. • XPO Logistics, Inc.
The compensation paid to the named executive officers was compared to the proxy peer group on a position-specific basis. In addition, the design of the Company’s short-term cash incentive plan and long-term equity incentive plan was compared with similar plans maintained by the proxy peer group. The review also included general industry compensation survey data published by Towers Watson, which was adjusted to reflect ATSG's revenue size. Neither ATSG nor Towers Watson created any specific peer groups from the survey data for benchmarking purposes. Finally, the review provided information concerning broader executive compensation trends.
The review established compensation guidelines for the named executive officers, providing data on the 25th, 50th (median) and 75th percentile pay levels in the competitive market. The Compensation Committee has identified the 50th (median) percentile as the targeted pay level.
The Compensation Committee, in consultation with the Chief Executive Officer, utilized the competitive compensation review in evaluating the ongoing competitiveness of the Company’s compensation arrangements for 2015. In this regard, the peer group analysis contained in the competitive compensation review constituted a material component of the Compensation Committee’s evaluation of the Company’s compensation arrangements for 2015 with respect to the named executive officers.
To minimize the potential for conflicts of interest, our policy is to limit the use of Towers Watson to only executive and director compensation and benefits matters. Further, the Compensation Committee has the sole authority to retain or terminate Towers Watson as the Committee's executive compensation consultant and to approve its fees and other terms of engagement. In connection with its engagement of Towers Watson, the Compensation Committee considered various factors bearing upon Towers Watson's independence, including, but not limited to, the amount of fees received by Towers Watson from the Company as a percentage of Towers Watson's total revenues, Towers Watson's policies and procedures designed to prevent and mitigate conflicts of interest, and the existence of any business or personal relationships that could impact Towers Watson's independence. After reviewing these and other factors, the Compensation Committee determined that Towers Watson was independent and that its engagement did not present any conflicts of interest. Towers Watson also provided the Company with a written statement in which it indicated its belief that it serves as an independent advisor to, and has no conflicts of interest involving, the Company.

Compensation and Risk
The Board of Directors, in consultation with the Compensation Committee and management, believes that the Company's compensation policies and practices, including the Company's executive compensation program, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes that the following characteristics of the Company's compensation policies and practices are effective in reducing the possibility of the executive officers, individually or as a group, making excessively-risky business decisions that could maximize short-term results at the expense of long-term value:

•
The base salaries the Company pays to its executive officers are generally consistent with salaries paid for comparable positions in the Company's industry, and provide the Company's executive officers with a steady income while reducing the incentive to take risks in pursuit of short-term benefits.

•
The Company's short-term and long-term incentive compensation plans are well-defined and based on non-discretionary formulas that respectively cap the maximum bonus and shares that may be earned, thereby reducing the incentive for excessive risk taking.

•	The Company's executive compensation program is designed to include a significant level of long-term incentive compensation, which discourages short-term risk taking.

•	The performance period and vesting schedule for long-term incentives overlap, which reduces the motivation to maximize performance in any one period.

•
The Compensation Committee retains an external executive compensation consultant at least every two years to advise it on market practices and the suitability of its compensation actions and decisions.

•
The Company has adopted (i) a Code of Ethics for the Chief Executive Officer and Chief Financial Officer that provides for the forfeiture of bonuses and equity compensation under certain situations; (ii) a Code of Conduct for Conducting Business; and (iii) a Corporate Compliance Plan, each of which are designed to reinforce the balanced compensation objectives established by the Compensation Committee. The Code of Ethics for the Chief Executive Officer and Chief Financial Officer, Code of Conduct for Conducting Business and Corporate Compliance Plan are available through our Internet website at http://www.atsginc.com.

•
The Company has adopted stock ownership guidelines for its executive officers, which the Board believes helps to align the interests of the executive officers with the interests of stockholders, and thereby discourages excessive risk taking.

•
With the exception of change-in-control agreements, the Company does not maintain employment or severance agreements with any of the named executive officers. Each of the named executive officers is employed at will and is expected to perform in order to continue serving as a member of the executive team.

Advisory Votes on Executive Compensation
At our 2015 Annual Meeting, 97% of the shares cast were voted in favor of the advisory vote on the executive compensation reported in Company's proxy statement for that year. While the advisory vote is non-binding, the Compensation Committee and the Board of Directors reviews and considers the voting results with respect to advisory votes on executive compensation when making future decisions regarding the Company's executive compensation program and intends to hold future advisory votes on executive compensation every year.
At our 2013 Annual Meeting, the stockholders approved the advisory vote on executive compensation by a lower margin than in prior years. The Compensation Committee and the Board determined that the lower approval margin was primarily attributable to stockholder concerns with respect to the presence of tax gross-up provisions contained in the change-in-control agreements that the Company has with its named executive officers. In response to this concern, the Board, upon the recommendation of the Compensation Committee, adopted a policy in March 2014 that the Company will no longer include tax gross-up payments in any change-in-control agreements that it enters into in the future with its executive officers, including the named executive officers. The Compensation Committee also undertook a review of the existing change-in-control agreements that it has with its executive officers, including the named executive officers, with the intent of securing amendments to those agreements that eliminated the tax gross-up provisions contained therein. The Compensation Committee engaged Towers Watson, a national compensation consulting firm, to provide market perspective, make recommendations and otherwise provide assistance in evaluating this matter. Upon review and after consulting with management, the Compensation Committee determined instead to terminate the existing change-in-control agreements that the Company has with each of its named executive officers and, in conjunction therewith, offer to enter into a new change-in-control agreements that do not contain tax gross up provisions. Since the existing change-in-control agreements each provide that they will expire four years from the named executive officer's receipt of notice of termination, the new change-in-control agreements will become effective in March 2019.

Components of Executive Compensation for 2015
The Company’s executive compensation and benefits package consists of direct compensation (base salary, short-term cash incentives and long-term equity-based incentives) and Company-sponsored retirement and benefit plans. The components of the named executive officers’ compensation packages are designed to contribute to a total package that is competitive, appropriately performance-based and valued by the Company’s executive. The Compensation Committee strives to align the mix of executive officer compensation between cash and non-cash or short-term and long-term incentive compensation with the competitive benchmarking described above.

Base Salary
The Company provides the named executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salary for the Chief Executive Officer and the other named executive officers, although the base salaries for the latter are determined in consultation with the Chief Executive Officer. The Compensation Committee typically reviews the base salaries of the named executive officers sometime during the first half of the year as part of the Company’s performance review process, as well as in the event of a promotion or other change in job responsibilities. This review primarily takes into account a compensation analysis, such as the Towers Watson analysis described above; an internal review of the executive’s compensation, both on an individual basis and relative to other executives; and the individual performance of the executive, as evaluated by the Chief Executive Officer.
In May 2015, the Compensation Committee met in executive session, outside of the presence of the Chief Executive Officer, and, utilizing the materials prepared by Towers Watson as further described above, increased the base salary paid to the Chief Executive Officer. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Towers Watson, also increased the base salaries paid to certain executive officers, including Messrs. Turner, Payne and Corrado. The increases in the base salaries paid to the Chief Executive Officer and the other named executive officers became effective on July 1, 2015, and were made in order to cause their respective target total compensation to be more in alignment with the market median/50th percentile being targeted by the Company. The base salaries paid to the named executive officers in 2015 are set forth in the “Salary” column of the “Summary Compensation Table” below.

Short-Term Incentive Compensation
During 2015, the Company's executives, including the named executive officers, had the potential to earn incentive compensation under the Company’s Executive Incentive Compensation Plan (the “EIC Plan”). The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a non-discretionary formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures, one of which will be net income from continuing operations. The other performance measures that may be utilized under the EIC Plan include revenue growth, return on capital, earnings per share, shipment growth, increase in stock price, return on assets, service or personal goals. The cash-incentive bonus opportunity for each participant varies depending upon the position held and ranges from 4% to 150% of the participant's base salary earned during the year. The threshold, target and maximum bonus potentials for the named executive officers in 2015, included the following:

Named Executive Officer	Threshold	Target	Maximum
Joseph C. Hete	4% of base salary	100% of base salary	150% of base salary
Quint O. Turner	4% of base salary	60% of base salary	100% of base salary
W. Joseph Payne	4% of base salary	60% of base salary	100% of base salary
Richard F. Corrado	4% of base salary	60% of base salary	100% of base salary
The Compensation Committee determines the performance measures, and the extent of the achievement thereof, for the Chief Executive Officer. In May 2015, the Compensation Committee met in executive session, outside of the presence of the Chief Executive Officer, and, utilizing the materials prepared by Towers Watson as further described above, increased Mr. Hete's target and maximum cash-incentive bonus opportunity from 78% and 130% of his base salary to 100% and 150% of his base salary, respectively. The increase in Mr. Hete's target and maximum cash-incentive bonus opportunity became effective on July 1, 2015, and was made in order to cause his target total compensation to be more in alignment with the market median/50th percentile being targeted by the Company.
The Chief Executive Officer, in consultation with the Compensation Committee, determines the performance measures, and the extent of the achievement thereof, for the other named executive officers.
For 2015, 80% of the named executive officers’ bonus opportunity was based upon the level of achievement of net income from continuing operations and 20% of their bonus opportunity was based upon the level of achievement of strategic objectives (the “Strategic Objectives”). The Compensation Committee determined that (i) Mr. Hete had achieved 122% of the bonus potential for the performance measure associated with net income from continuing operations and 100% of the bonus potential associated with the Strategic Objectives, and (ii) Messrs. Turner, Payne and Corrado had each achieved 74% of the bonus potential for the performance measure associated with net income from continuing operations and 100% of the bonus potential associated with the Strategic Objectives. The following table shows for each of the named executive officers (i) the performance measures utilized; (ii) the relevant weight given to the performance measures based on net income from continuing operations and in the aggregate for the Strategic Objectives; (iii) the potential bonus amounts at threshold, target and maximum, for the achievement of the performance measures based on net income from continuing operations, and in total for the Strategic Objectives; and (iv) the actual cash incentive bonus achieved for the performance measures under the EIC Plan for 2015:

	Component of 2015 Bonus	Potential Bonus Attainment			Actual 2015 Bonus
		Minimum	Target	Maximum
Joseph C. Hete
Net Earnings From Continuing Operations	80.0%	$19,200	$431,600	$676,000	$518,000
Strategic Objectives	20.0%	4,800	107,900	169,000	169,000
Shareholder Relations Matters
Customer Relations Matters
Strategic Sales and Marketing Initiatives
Financing Matters
Strategic Business Initiatives
Share Repurchase Program
Total					$687,000
Quint O. Turner
Net Earnings From Continuing Operations	80.0%	$11,040	$165,600	$276,000	$204,240
Strategic Objectives	20.0%	2,760	41,400	69,000	69,000
Shareholder Relations Matters
Customer Relations Matters
Financing Matters
Strategic Business Initiatives
Share Repurchase Program
Total					$273,240
W. Joseph Payne
Net Earnings From Continuing Operations	80.0%	$9,776	$146,640	$244,400	$180,856
Strategic Objectives	20.0%	2,444	36,660	61,100	61,100
Customer Relations Matters
Strategic Business Initiatives
Total					$241,956
Richard F. Corrado
Net Earnings from Continuing Operations	80.0%	$9,408	$141,120	$235,200	$174,048
Strategic Objectives	20.0%	2,352	35,280	58,800	58,800
Customer Relations Matters
Strategic Sales and Marketing Initiatives
Strategic Business Initiatives
Total					$232,848

The Compensation Committee believes that the Company’s overall incentive program, including the EIC Plan, is meaningfully performance based. In this regard, the Chief Executive Officer and other named executive officers were awarded an annual cash bonus under the EIC Plan attributable to the performance measure associated with net operating income from continuing operations based on the Company’s performance in 2015 and 2014, but they were awarded no annual cash bonus under that performance measure in light of the Company’s performance in 2013.
The amounts paid to the named executive officers under the EIC Plan for 2015 are also set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.

Long-Term Incentive Compensation
Until May 5, 2015, the Company's executives, including the named executive officers, and senior management were eligible to participate in the 2005 LTI Plan. The purpose of the 2005 LTI Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards, to enable the Company to attract and retain the services of outstanding individuals, to encourage stock ownership in the Company, and to align the interests of management and directors with that of stockholders. The 2005 LTI Plan authorized a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity compensation. The 2005 LTI Plan expired on May 5, 2015 and, shortly thereafter, the stockholders voted to approve the 2015 LTI Plan at the 2015 Annual Meeting. No new awards may be granted under the expired 2005 LTI Plan. However, the long-term incentive awards granted in 2015 were issued under 2005 LTI Plan prior to the expiration thereof.
Since the approval of the 2005 LTI Plan, the Compensation Committee has granted restricted stock awards and performance-based stock unit awards to the Company’s named executive officers and other executives and members of the senior management group on an annual basis. The amount of the total long-term incentive grants to be received by each named executive officer is typically determined by multiplying the officer's base salary by a percentage, the latter of which depends on the position held. The percentage is 100% in the case of each of the named executive officers. The restricted stock awards and performance-based stock unit awards are divided evenly, so that half of the long-term incentive compensation value is delivered in restricted stock and half is delivered in performance-based stock units. The number of shares of restricted stock and performance-based stock units to be received is determined by dividing the value derived above by the closing stock price on the date of grant. The Compensation Committee has traditionally authorized the grant of awards no earlier than at the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
The Compensation Committee granted restricted stock awards and performance-based stock awards to the Company’s named executives and other executives and members of the senior management group in the first quarter of 2016 under the Company’s 2015 LTI Plan. The 2016 awards were consistent with awards made previously under the 2005 LTI Plan, except as discussed below with respect to the performance-based stock unit awards.

Restricted Stock Awards
Under the restricted stock award agreements, shares of stock are issued in the name of each of the participant employees, but are held in escrow until they fully vest. Ordinarily, the vesting period is approximately 34 months from the date of grant. The employees may exercise any voting rights associated with the restricted stock while in escrow, and any dividends paid on the restricted stock are also held in escrow and paid once they are fully vested. The restrictions will be removed and the stock distributed to the employees if they are actively employed at the end of the vesting period, but may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of shares of restricted stock that were granted to each of the named executive officers during fiscal year 2015, all of which will vest at the end of the restriction period, are set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards Table” below.

Performance-Based Stock Unit Awards
Under the performance-based stock unit award agreements, the performance units are converted to an equal number of shares of common stock and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the performance period. The performance period is ordinarily 36 months. The performance-based stock units consist of two types - stock performance units and return-on-invested-capital (“ROIC”) units. The agreements contain an equal number of stock performance units and ROIC units. The performance criteria for the stock performance units are based upon the extent to which the appreciation in the Company’s stock during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period. Each award agreement contains the following chart, setting forth when the stock performance awards are earned or forfeited:

If, on December 31, [. . . .], the Company’s stock performance is . . .	You will receive the following number of shares of Company stock . . .
Below the 40th percentile of the NASDAQ Transportation Index	—
At the 40th percentile of the NASDAQ Transportation Index (threshold Stock Performance Unit level) . . .	#
At the 50th percentile of the NASDAQ Transportation Index (target Stock Performance Unit level) . . .	#
At the 75th or higher percentile of the NASDAQ Transportation Index (maximum Stock Performance Unit Level) . . .	#
For performance outcomes between the 40th percentile and the 75th percentile levels, the actual awards are interpolated.
The ROIC units are based upon how the Company’s average return on invested capital during the performance period compares to the levels specified under the award agreements. Each award agreement contains the following chart, setting forth when the ROIC awards are earned or forfeited:

If, over the Performance Period, the Company’s Average Return on Invested Capital is . . .	You will receive the following number of shares of Company stock . . .
Less than 8%	—
8% ("threshold ROIC Unit level")...	#
10% ("target ROIC Unit level")...	#
12% or higher ("maximum ROIC Unit level")...	#
For performance outcomes between the 8% ROIC and 12% ROIC levels, the actual awards are interpolated.
The ROIC units that were awarded to the Company’s named executive officers and other executives and members of the senior management group in the first quarter of 2016 under the 2015 LTI Plan contain different performance criteria than those used under the 2005 LTI Plan. Under the 2015 LTI Plan, the criteria for determining the extent to which the ROIC units are earned or forfeited is based on invested capital for the same period during the prior fiscal year and employs different threshold, target and maximum award potentials.
The performance-based stock units (both stock performance units and ROIC units) may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of performance-based stock units that were granted to each of the named executive officers during fiscal year 2015, all or a portion of which may vest at the end of the performance period, depending upon and the extent to which the performance criteria are met during the performance period, are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards" columns of the “Grants of Plan-Based Awards Table” below.

Equity Compensation Plan Information
The following table sets forth the number of shares of common stock subject to outstanding performance-based stock units as granted under the Long-Term Incentive Plans and the number of shares remaining available for future award grants under the 2015 LTI Plan, in each case, as of March 23, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	1,572,194	N/A	4,196,776
Total	1,572,194	N/A	4,196,776

Stock Ownership Guidelines
To better align the interests of the Company's executives, including the named executive officers, with the interests of stockholders, the Committee requires that certain executives, including the named executive officers, maintain a minimum ownership interest in the Company. The amount of stock required to be owned and retained is based on the minimum number of shares totaling in value as of the date of grant or purchase (including any restricted stock grants) and a multiple of the executive's annual base salary, which multiple depends upon the position held. The Chief Executive Officer (Mr. Hete) is required to own and retain the minimum number of shares totaling in value as of the date of grant or purchase at least three times his annual base salary. The Chief Financial Officer (Mr. Turner); Senior Vice President, Corporate General Counsel and Secretary (Mr. Payne); and Chief Commercial Officer (Mr. Corrado) are each required to own and retain the minimum number of shares totaling in value as of the date of grant or purchase at least two times their respective annual base salaries. The Company’s executives, including the named executive officers, are expected to be in compliance with the ownership guidelines on or about the third anniversary of the date on which the executive was first elected to the position held.

Company-Sponsored Retirement and Benefit Plans

Retirement Plans
ATSG and its subsidiaries have several retirement plans for their executives, including the named executive officers, and other employees that are not covered by a collective bargaining agreement. However, as described below, all but two of the retirement plans have been frozen or are no longer the subject of contributions. The named executive officers participate in one or more of the following plans: (i) the ABX Air Capital Accumulation Plan, which is both a defined contribution 401(k) plan (the “CAP 401(k) 5%”) and a voluntary 401(k) salary deferral plan (the “CAP 401(k)”); (ii) the ABX Air Retirement Income Plan (the “RIP”), which is a defined benefit pension plan; (iii) the ABX Air Profit Sharing Plan (the “PSP”), which is a defined contribution plan; (iv) the ABX Supplemental Executive Retirement Plan (the “SERP”), a non-qualified and unfunded plan that provides for benefits in excess of statutory limits; and (v) the Air Transport Services Group, Inc. Nonqualified Deferred Compensation Plan (the “DCP”), a non-qualified plan that provides deferred compensation in excess of statutory limits.
All eligible full and part-time non-union employees of ATSG, including the named executive officers, who complete one year of service and work at least 1,000 hours during the year receive a company contribution to the CAP 401(k) 5%. Under the CAP 401(k) 5%, employees that have completed three continuous years of employment with the Company and worked at least 1,000 hours each year, earn the right to receive benefits upon termination. Contributions are calculated as the product of 5% of eligible annual pay for each year of service, and the contributions are deposited in the CAP 401(k) 5%. Similarly, all eligible full and part-time non-union employees of ATSG, including the named executive officers, may elect to participate in the CAP 401(k), which is a 401(k) plan that allows voluntary deferrals of up to 75% of an employee’s pay, subject to IRS income limits.

Messrs. Hete, Turner and Payne are eligible to receive benefits under the RIP. The RIP is a floor offset pension plan that works in step with the PSP (no contributions have been made to the PSP for non-union employees since December 31, 1999 or for union employees since December 31, 2009.). Under the RIP, all eligible full and part-time non-union employees of ATSG that have completed five continuous years of employment with the Company, earn the right to receive benefits upon termination at the normal retirement age of 65 or reduced benefits upon early retirement on or after age 55, with 10 or more years of service. Retirement benefits are calculated as the product of 2% times the final average annual eligible pay for the first 25 years of service and 0.5% times the final average annual eligible pay for each year after the first 25 years of service, less the actuarial equivalent of the PSP balance. The RIP was frozen on January 14, 2010, and, as such, no years of service or average monthly compensation have been credited to the participants since that date in determining the benefit available under the RIP.
Messrs. Hete, Turner and Payne are eligible to receive benefits under the SERP. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) for 25 or more years of service, which benefit is reduced by 4% a year for each year of service less than 25 years. In addition, a participant may elect early retirement as early as age 55 provided he or she has at least 10 years of service with the Company. The benefit is reduced by 6% a year for early retirement before age 62. Participants become vested in the SERP after completing 5 years of service with the Company. Prior to the date upon which the SERP was frozen, benefits earned through the formula were offset by benefits from Social Security, the RIP, the PSP and the CAP 401(k) 5%. The SERP was frozen on April 14, 2009. Accordingly, years of service used to calculate the targeted benefit as well as FAEs were frozen as of that date.
Messrs. Turner, Payne and Corrado are eligible to receive benefits under the DCP. The DCP provides deferred compensation to a select group of management and highly compensated employees (except for any person so employed under the terms of a collective bargaining agreement) in an amount equal to the retirement contributions that cannot be made to the qualified plan in which the eligible employee participates due to IRS compensation limits. The annual contributions made on behalf of the named executive officers participating under the DCP are dependent upon a number of factors, including the salary and bonus paid to the named executive officer during the year, the terms of the qualified plan in which he participates, and the annual IRS compensation limit (The annual contributions made on behalf of the named executive officers under the DCP for 2015 are set forth in footnote 4 to the “Summary Compensation Table” below.).

Benefit Plans
The core benefit package for the named executive officers and all other employees of the Company includes health, dental, vision, short and long-term disability, group term life insurance, accidental death and dismemberment (“AD&D”) insurance, and certain post-retirement benefits. The core benefit package is designed to assist the Company in retaining and attracting employees for key positions. The core benefit package for all of the employees of ATSG, including the named executive officers, also includes business travel accident insurance. The named executive officers participate in the Company’s benefit plans on the same basis as all other Company employees, except to the extent described under the heading “Retirement Plans” and “Potential Payments upon Termination or Change in Control.”

Change-in-Control Agreements
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers. Information regarding applicable payments under such agreements for the named executive officers is set forth under “Potential Payments Upon Termination or Change in Control” below.

Financial Restatements
Certain bonuses and equity compensation received by the Chief Executive Officer and Chief Financial Officer must be forfeited as required by applicable law, if the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of misconduct with any financial reporting requirements under the securities laws.

Tax and Accounting Implications

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally prohibits a company from deducting compensation paid to certain “covered employees” (its principal executive officer and three other most highly compensated executive officers (other than the principal financial officer)) in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. The Compensation Committee considers the deductibility of our executive compensation under Section 162(m) and structures the performance-based stock unit awards under the Long-Term Incentive Plans with the goal of qualifying any compensation paid thereunder as “performance-based” compensation excluded from the $1 million cap.
The Compensation Committee reviews and considers the impact that tax laws and accounting regulations may have on executive compensation, including the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. In certain cases, the Compensation Committee may award compensation that does not meet the requirements of Section 162(m) if, in its judgment, such compensation is necessary to ensure competitive levels of total compensation for our executives or to otherwise further our executive compensation philosophy and objectives. We believe that substantially all compensation paid to our named executive officers for 2015 will be fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation
The Company began accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718, beginning with the initial grant of awards under the Company’s 2005 LTI Plan.

Compensation Committee Report
This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2016 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, each as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee
J. Christopher Teets, Chairman
Arthur J. Lichte
Jeffrey J. Vorholt

Summary Compensation Table
The following table sets forth the total compensation earned by, including the stock awards granted to, each of the named executive officers for the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Joseph C. Hete	2015	$600,000	$575,885	$687,000	$(32,083)	$18,520	$1,849,322
President & Chief Executive Officer	2014	550,000	557,775	683,100	964,003	18,051	2,772,929
	2013	535,000	551,208	116,844	(353,334)	17,654	867,372

Quint O. Turner	2015	345,000	332,390	273,240	(43,918)	52,090	958,802
Chief Financial Officer	2014	314,000	251,753	303,324	317,226	31,102	1,217,405
	2013	302,500	250,128	50,215	(165,635)	21,897	459,105

W. Joseph Payne	2015	305,500	311,133	241,956	(19,989)	47,714	886,314
Senior VP Corp General Counsel & Secretary	2014	291,500	232,155	284,504	129,516	29,331	967,006
	2013	280,000	231,600	52,080	(68,746)	20,145	515,079

Richard F. Corrado	2015	294,000	301,470	232,848	—	45,361	873,679
Chief Commercial Officer	2014	284,000	227,633	274,344	—	27,751	813,728
	2013	259,077	214,230	41,440	—	37,984	552,731

(1)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2005 LTI Plan. The amounts shown for the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2015 would have been: Hete ($726,450), Turner ($419,293), Payne ($392,478) and Corrado ($380,289). Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2014 would have been: Hete ($699,023), Turner ($315,505), Payne ($290,945) and Corrado ($285,277). Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2013 would have been: Hete ($696,684), Turner ($316,224), Payne ($292,800) and Corrado ($270,840). Assumptions used in the calculation of these amounts are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2016. The 2005 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)
The amounts shown reflect the award of cash incentive compensation on March 14, 2016, March 20, 2015 and March 21, 2014, under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.”

(3)
The amounts shown reflect the respective actuarial increases (decreases) in the present value of the named executive officers’ benefits under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) at 25 years of service. For each year of service below 25 years, a 4% per year reduction factor is applied. If a participant retires between ages 55 and 62, an additional 6% per year reduction factor is applied. The targeted 50% benefit is offset by the RIP (before the PSP offset) or the actuarial equivalent of the employer contribution under the CAP 401(k) 5% and an estimated Social Security benefit based on the maximum amount. If a participant terminates prior to age 55, the SERP benefit will be payable at age 55. If a participant does not have 5 years of service at termination, they are not eligible for a SERP benefit. The SERP benefit will be paid as a lump sum based on RP 2000 annuitant mortality projected to 2018 and 5.55% interest. Mr. Corrado does not participate in the RIP or the SERP.

(4)
The amounts shown reflect the value of contributions made by the Company to each of the named executive officers pursuant to the CAP 401(k) 5%, the value of contributions made by the Company to each of the named executive under the DCP, the dollar value of life insurance premiums paid by the Company for the benefit of each of the named executive officers, relocation assistance paid by the Company, and commuting and temporary living expenses paid by the Company for each named executive officer, as follows:

(a)
The amounts for Mr. Hete include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,250, $13,000 and $12,750 for 2015, 2014 and 2013, respectively) and the dollar value of life insurance premiums paid by the Company ($5,270, $5,051 and $4,904 for 2015, 2014 and 2013, respectively).

(b)
The amounts for Mr. Turner include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,250, $13,000 and $12,750 for 2015, 2014 and 2013, respectively) and the DCP ($35,675, $15,210 and $6,365 for 2015, 2014 and 2013, respectively), and the value of life insurance premiums paid by the Company ($3,166, $2,891 and $2,782 for 2015, 2014 and 2013, respectively).

(c)
The amounts for Mr. Payne include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,250, $13,000 and $12,750 for 2015, 2014 and 2013, respectively) and the DCP ($31,664, $13,659 and $4,814 for 2015, 2014 and 2013, respectively), and the value of life insurance premiums paid by the Company ($2,800, $2,672 and $2,580 for 2015, 2014 and 2013, respectively).

(d)
The amounts for Mr. Corrado include contributions made by the Company pursuant to the CAP 401(k) 5% ($13,250, $13,000 and $12,750 for 2015, 2014 and 2013, respectively) and the DCP ($29,421, $12,153 and $3,033 for 2015, 2014 and 2013, respectively), the value of life insurance premiums paid by the Company ($2,690, $2,599 and $2,379 for 2015, 2014 and 2013, respectively), commuting expenses ($4,761 for 2013) and housing and other living expenses ($15,061 for 2013).

Grants of Plan-Based Awards Table
The following table summarizes the grants of plan-based awards made to each of the named executive officers during the fiscal year ended December 31, 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Hete	3/30/2015*				10,430	14,900	22,350		$163,751
	3/30/2015**				10,430	14,900	22,350		137,378
	3/30/2015							29,800	274,756
	N/A	$24,000	$539,500	$845,000

Quint O. Turner	3/30/2015*				6,020	8,600	12,900		94,514
	3/30/2015**				6,020	8,600	12,900		79,292
	3/30/2015							17,200	158,584
	N/A	13,800	207,000	345,000

W. Joseph Payne	3/30/2015*				5,635	8,050	12,075		88,470
	3/30/2015**				5,635	8,050	12,075		74,221
	3/30/2015							16,100	148,442
	N/A	12,220	183,300	305,500

Richard F. Corrado	3/30/2015*				5,460	7,800	11,700		85,722
	3/30/2015**				5,460	7,800	11,700		71,916
	3/30/2015							15,600	143,832
	N/A	11,760	176,400	294,000

(1)
The amounts shown reflect the threshold, target and maximum payment levels under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” There is no grant date for awards made under the EIC Plan. The actual payments were made on March 14, 2016 and are disclosed above under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
The amounts shown reflect the threshold, target and maximum number of shares of Company stock that can be awarded to each of the named executive officers with respect to the grant of stock performance units and ROIC units made under the 2005 LTI Plan. The 2005 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The stock performance units are identified with an "*" and the ROIC units are identified with an "**".

(3)
The amounts shown reflect the number of shares of restricted stock that were awarded to each of the named executive officers under the 2005 LTI Plan. The 2005 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2005 LTI Plan. This amount assumes the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assumptions used in the calculation of these amounts are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2016. The 2005 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2015.

	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name		Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Joseph C. Hete	3/10/2014	37,000	18,500	27,750	$372,960	$186,480	$279,720
	3/30/2015	29,800	14,900	22,350	300,384	150,192	225,288
Quint O. Turner	3/10/2014	16,700	8,350	12,525	168,336	84,168	126,252
	3/30/2015	17,200	8,600	12,900	173,376	86,688	130,032
W. Joseph Payne	3/10/2014	15,400	7,700	11,550	155,232	77,616	116,424
	3/30/2015	16,100	8,050	12,075	162,288	81,144	121,716
Richard F. Corrado	3/10/2014	15,100	7,550	11,325	152,208	76,104	114,156
	3/30/2015	15,600	7,800	11,700	157,248	78,624	117,936

(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal years 2014 and 2015 under the 2005 LTI Plan. The 2005 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The grants made in fiscal years 2014 and 2015 will vest on December 31, 2016, and December 31, 2017, respectively.

(2)
The amounts shown were calculated using a per share value of $10.08, the closing market price of our common stock on December 31, 2015. In addition, the amounts shown assume that the stock performance units will be paid out at the maximum level for both the 2014 and 2015 awards and the ROIC units will be paid out at the target level for both the 2014 and 2015 awards, based on the Company’s performance under the respective awards as of December 31, 2015.

Vested Equity Awards at Fiscal Year-End Table
The following table sets forth information about equity awards held by the named executive officers that vested on December 31, 2015.

	Number of Shares Acquired on Vesting (#)(1)			Value Realized on Vesting ($)(2)
Name	Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Joseph C. Hete	47,600	—	35,700	$479,808	$—	$513,723
Quint O. Turner	21,600	—	16,200	217,728	—	233,118
W. Joseph Payne	20,000	—	15,000	201,600	—	215,850
Richard F. Corrado	18,500	—	13,875	186,480	—	199,661

(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal year 2013 that vested on December 31, 2015, under the 2005 LTI Plan. The 2005 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)
The amounts shown were calculated using a per share value of $10.08 for the restricted stock, which was the closing market price of our common stock on the date of vesting, December 31, 2015, and a per share value of $14.39 for the performance-based stock units, which was the closing market price of our common stock on the date that the stock was issued, March 10, 2016.

Pension Benefits Table
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Joseph C. Hete	Retirement Income Plan	29.3	$822,433
	Supplemental Executive Retirement Plan	25.0	4,087,936
Quint O. Turner	Retirement Income Plan	21.6	557,543
	Supplemental Executive Retirement Plan	20.8	536,634
W. Joseph Payne	Retirement Income Plan	14.7	410,447
	Supplemental Executive Retirement Plan	13.9	—
Richard F. Corrado(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—

(1)	The RIP and the SERP are described in further detail above under the heading, “Retirement Plans.”

(2)
The valuation method and assumptions used to calculate the amounts shown are included in Note H to the Company’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2016, and are based on the SERP in effect as of December 31, 2015.

(3)	Mr. Corrado does not participate in the RIP or the SERP.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Retirement
Certain of the named executive officers participated in the RIP and the SERP in 2015. These plans are discussed above under the heading “Retirement Plans” and the present value of accumulated benefits payable to each of the named executive officers under these plans is described above under the heading “Pension Benefits Table.”
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the executive in conjunction with his retirement. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the executive at the end of the performance period.

Payments Made Upon Disability
Under the terms of ATSG's short-term disability plan, each of the named executive officers would be entitled to receive 50% of his annual base salary (up to a maximum of $1,000 per week) for a six-month period beginning 15 days from the date he first became disabled. In the event the named executive officer continued to be disabled for a period longer than six months, he would be entitled to participate under the Company’s long-term disability plan. Under ATSG’s long-term disability plan, the named executive officer would be entitled to receive 66 2/3% of his annual base salary (up to a maximum of $15,000 per month) during the period of disability. The payments would continue until the named executive officer died, ceased to have a disability or reached his normal retirement age for purposes of receiving Social Security benefits. The definition of disability is the same as that used for the disability plans covering all full-time non-union employees of ATSG. Namely, the named executive officer must be unable to perform the material and substantial duties of his occupation. Further, after 24 months, the named executive officer must be unable to perform the duties of any gainful occupation for which he is reasonably fitted by education, training or experience. The disability benefits would be reduced by any benefits payable under the Company’s pension plans, social security, workers compensation or via subrogation against a third party.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the named executive officer in the event that he were to become disabled. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer at the end of the performance period.

Payments Made Upon Death
In the event of the death of a named executive officer, his surviving spouse would receive those amounts that have accrued and vested under the RIP and the SERP in the form of a 50% joint and survivor benefit and his beneficiaries would receive those amounts that have accrued and vested under the PSP, which benefit plans are discussed above in this Proxy Statement, including under the headings “Summary Compensation Table” and “Retirement Plans.” In addition, the named executive officer’s beneficiaries would receive life insurance proceeds in the amount of 2 1/2 times his annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional 2 1/2 times the named executive officer’s annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000 over and above the life insurance benefit. Further, in the event the cause of death was attributable to an accident while traveling on company business, the beneficiaries would receive an additional 2 times annual base salary, rounded up to the next $1,000, up to a maximum of $500,000 over and above the life insurance benefit and accidental death benefit.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the name executive officer's beneficiaries in the event of his death. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer's beneficiaries at the end of the performance period.

Payments Upon Change In Control
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers, as described below under the heading “Potential Payments Upon Termination or Change in Control Table.” The purpose of the agreements is to assist in retaining the executives and better enable them to function effectively without distraction in the event that uncertainty as to the future control of the Company and/or a subsidiary should arise as the result of a merger proposal or acquisition attempt by third parties. The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter.
A change in control is generally defined in the agreements as (i) the direct or indirect acquisition by any person of a greater than 50% ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (ii) the direct or indirect acquisition by any person, within any 12 month period, of a 30% or more ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (iii) a majority of the members of the Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iv) the acquisition by any person, within any 12 month period, of assets from the Company or the subsidiary of the Company that employs the executive that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company or the subsidiary, as applicable.
The agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the Chief Executive Officer) salary and bonus. In addition, the executive is entitled to the continuation of his group health insurance coverage and certain other benefits for the remainder of the term of the agreement, reimbursement for outplacement services and, if a participant, increased benefits under the SERP. The Company or subsidiary that employs the executive is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to a material reduction by his employer in his salary, authority, duties or responsibilities or a material change in the geographic location of his employment.
The Board, upon the recommendation of the Compensation Committee, adopted a policy in March 2014 which provides that the Company will no longer include provisions in any change-in-control agreements that it enters into with its executive officers, including the named executive officers, in the future that require for the Company to make a tax gross-up payment to reimburse the executive officer for any excise tax and associated income taxes on excess parachute payments as outlined under Section 280G and 4999 of the Internal Revenue Code. Since the existing change-in-control agreements that the Company has with its executives officers, including the named executive officers, require for the Company to make tax gross up payments, the Compensation Committee also undertook a review of those agreements with the intent of securing amendments to those agreements that eliminated the tax gross-up provisions contained therein. The Compensation Committee engaged Towers Watson, a national compensation consulting firm, to provide market perspective, make recommendations and otherwise provide assistance in evaluating this matter. Upon review and after consulting with management, the Compensation Committee determined instead to terminate the existing change-in-control agreements that the Company has with each of its named executive officers and, in conjunction therewith, offer to enter into new change-in-control agreements that do not contain tax gross up provisions. The existing change-in-control agreements each provide that they will expire four years from the named executive officer's receipt of notice of termination, so the new change-in-control agreements will become effective in March 2019.
The 2005 LTI Plan provides that in the event of a business combination (as defined therein), the restrictions on any shares of restricted stock will lapse and the stock will be distributed. In addition, the performance objectives imposed on any performance-based stock units will be deemed to have been met at the threshold level or any higher level actually achieved as of the date of the change in control (“Accelerated Units”) and the executive will receive cash or stock (depending on the nature of the change in control) as if the performance period ended on the date of the change in control. The amount awarded with respect to performance-based stock units will be determined by multiplying the Accelerated Units by the number of whole months between the beginning of the performance period and the date of the change in control divided by the number of whole months in the performance period.

Potential Payments Upon Termination or Change in Control Table
The table below shows potential payments to each of the named executive officers upon (i) retirement, (ii) disability, (iii) death or (iv) termination upon a change in control of the Company. The amounts shown assume that a termination was effective as of December 31, 2015 and are estimates of the amounts that would be paid to the executives upon their termination in addition to the base salary and bonus earned by the executives during 2015 and any applicable pension amounts payable to the executive officers described above under the headings “Pension Benefits” and “Pension Benefits Table.” The actual amounts that would be paid can only be determined at the actual time of an executive’s termination.

Name	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason After a Change in Control ($)
Joseph C. Hete	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,500,000	—
	Restricted Stock(3)	673,344	673,344	673,344	673,344
	Performance-Based Stock Units(4)	435,960	435,960	435,960	471,513
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	4,050,000
	Health Care Continuation Coverage(6)	14,120	—	—	87,162
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	26,384
	Job Outplacement Services(8)	—	—	—	10,000
Quint O. Turner	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	930,000	—
	Restricted Stock(3)	—	341,712	341,712	341,712
	Performance-Based Stock Units(4)	—	212,520	212,520	212,520
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,329,480
	Health Care Continuation Coverage(6)	—	—	—	108,723
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	28,591
	Job Outplacement Services(8)	—	—	—	10,000
W. Joseph Payne	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	790,000	—
	Restricted Stock(3)	—	317,520	317,520	317,520
	Performance-Based Stock Units(4)	—	196,980	196,980	196,980
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,152,912
	Health Care Continuation Coverage(6)	—	—	—	108,723
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	26,542
	Job Outplacement Services(8)	—	—	—	10,000

Richard F. Corrado	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	750,000	—
	Restricted Stock(3)	—	309,456	309,456	309,456
	Performance-Based Stock Units(4)	—	192,360	192,360	192,360
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,104,696
	Health Care Continuation Coverage(6)	—	—	—	108,723
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	25,956
	Job Outplacement Services(8)	—	—	—	10,000

(1)
This amount represents the value of long-term disability payments for one year. However, the executive officer would receive short-term disability benefits for the first six months of any disability, which in the case of the named executive officers would constitute 50% of their base salary (up to a maximum of $1,000 per week).

(2)
This amount assumes the cause of death was not attributable to an accident. The following amounts would be paid to the named executive officers’ beneficiaries in the event the cause of death was attributable to an accident: Hete ($3,000,000), Turner ($1,860,000), Payne ($1,580,000) and Corrado ($1,500,000). Further, the following amounts would be paid to the executive officers’ beneficiaries in the event the cause of death was attributable to an accident while traveling on business: Hete ($3,500,000), Turner ($2,360,000), Payne ($2,080,000) and Corrado ($2,000,000).

(3)	These amounts were calculated using a per share value of $10.08, the closing market price of our common stock on December 31, 2015. Mr. Hete became eligible for early retirement as of April 3, 2009.

(4)
These amounts were calculated using a per share value of $10.08, the closing market price of our common stock on December 31, 2015. In addition, the performance-based stock units awarded in 2014 and 2015 were valued at the maximum amount for the stock performance units and the target amount for the ROIC units. Mr. Hete became eligible for early retirement as of April 3, 2009.

(5)
This amount constitutes the equivalent of two years’ (three years’ in the case of Mr. Hete) salary and bonus for the named executive officer as well as the cash value of contributions that the Company would have made on his behalf for a 3-year period under the CAP 401(k) 5%. In addition, the Company would have been required to make tax gross-up payments to reimburse Messrs. Hete, Turner and Payne for excise taxes and associated income taxes. In such event, the taxes would have been approximately $1,980,861, $1,164,630 and $994,114 for Messrs. Hete, Turner and Payne; respectively, which amounts are not shown in the table.

(6)
The amount contained in the "Retirement" column for Mr. Hete constitutes the cumulative value of the portion of his retiree medical coverage that the Company would have paid on his behalf until he reaches age 65, and is merely intended as an estimate. Mr. Hete became eligible for early retirement as of April 3, 2009. The amount contained in the "Termination Without Cause or for Good Reason Under an Employment Agreement or After a Change in Control" column reflects the value of the Company's portion of the cost until Mr. Hete reaches age 65 and is merely intended as an estimate. Under the change-in-control agreement, the Company will pay the named executive officer’s health insurance premiums for the remaining term of the agreement, provided that the executive has elected COBRA continuation coverage or retiree medical, if eligible, and at the end of such continuation coverage period shall arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period.

(7)
This amount constitutes the value of life, AD&D, short-term disability and long-term disability insurance premiums that the Company would have paid on the named executive officer's behalf for the 4-year term of the change-in-control agreement and is merely intended as an estimate.

(8)	This constitutes the maximum amount that the Company will pay or reimburse to the named executive officer for job outplacement services under the terms of the change-in-control agreement.

Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of the Company or any of its subsidiaries.

STOCK OWNERSHIP OF MANAGEMENT
The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company and the named executive officers on March 23, 2016, and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
Directors(3)
Richard A. Baudouin	—	*
Arthur J. Lichte	10,081	*
Randy D. Rademacher	25,000	*
J. Christopher Teets(4)	—	*
Jeffrey J. Vorholt	20,000	*
Named Executive Officers(5)
Joseph C. Hete, President and Chief Executive Officer(6)	724,992	1.1%
Quint O. Turner, Chief Financial Officer	303,612	*
W. Joseph Payne, Senior Vice President, Corporate General Counsel & Secretary	207,406	*
Richard F. Corrado, Chief Commercial Officer	122,820	*
All Directors and Executive Officers as a Group (9 Persons)	1,413,911	2.2%

*	Less than 1% of common stock outstanding.

(1)	Except as otherwise noted, none of the individuals shares with another person either voting or investment power as to the shares reported.

(2)	Based on 64,102,582 shares outstanding (which includes 481,000 shares of restricted stock).

(3)
The stock ownership information for the directors does not include restricted stock units held by the following directors in the following amounts: Messrs. Baudouin (37,129), Lichte (27,048), Rademacher (102,741), Teets (83,141) (which have been transferred to Red Mountain Capital Partners LLC) and Vorholt (105,060).

(4)
The information for Mr. Teets does not include shares beneficially owned by Red Mountain Capital Partners LLC (as described in footnote 1 on page 4 of this Proxy Statement). Mr. Teets, a Partner of Red Mountain Capital Partners LLC, disclaims beneficial ownership of the shares of the Company beneficially owned by Red Mountain Capital Partners LLC.

(5)	These amounts include the restricted shares held by Messrs. Hete (96,900), Turner (54,300), Payne (52,400) and Corrado (51,100), as to which the holder has sole voting, but no dispositive power.

(6)	Mr. Hete also serves as a director.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2015 and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2016.
We are asking the stockholders to ratify the Audit Committee’s selection. In the event of a negative vote on the ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of the Independent Registered Public Accounting Firm
The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2015 and 2014 are as follows:

	Year Ended December 31
	2015	2014
Audit Fees	$885,868	$889,429
Audit-Related Fees	—	—
Tax Fees	18,911	—
All Other Fees	—	—
Total	$904,779	$889,429

Audit Fees
These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2015 and December 31, 2014, the effectiveness of the Company’s internal controls as of December 31, 2015 and December 31, 2014, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services rendered in connection with the filing of registration statements, including the issuance of a consent for our Form S-8 filing.

Audit-Related Fees
There were no fees billed for audited-related services for the fiscal years ended December 31, 2015 and December 31, 2014.

Tax Fees
These fees are for professional services with respect to tax compliance, advice and planning. The fees incurred for the fiscal year ended December 31, 2015 relate to international tax matters. There were no fees billed for tax services for the fiscal year ended December 31, 2014.

All Other Fees
There were no fees billed for other services for the fiscal years ended December 31, 2015 and December 31, 2014.

Auditor Independence
In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and the Company's management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy
All audit services for 2015 were pre-approved by the Audit Committee. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services, other than with respect to de minimis exceptions permitted by law or regulation, performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking stockholders to approve an advisory resolution on the Company's compensation of its named executive officers as reported in this Proxy Statement. The Compensation Committee and the Board of Directors believes that the compensation policies and practices of the Company articulated in the “Compensation Discussion and Analysis” contained in this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company's success.
A significant portion of the compensation of our named executive officers is tied closely to the performance of the Company, thus aligning our officers’ interests with those of our stockholders. The annual cash bonus paid to our named executive officers under the Company's Executive Incentive Compensation Plan (“EIC Plan”) is based in large part on the Company's net income from continuing operations, while the remainder is designed to incentivize and reward the achievement of strategic objectives that are more specifically targeted to the named executive officer. As described on pages 22 and 23, the grant to our named executive officers of restricted stock and performance-based stock unit awards further align our executives’ interests with our stockholders’ interests.
As disclosed under “Stock Ownership Guidelines” and “Stock Ownership of Management,” each of our named executive officers also owns shares of common stock of the Company, thus giving each of them a direct, vested interest in long-term Company performance and stockholder return. Further, with the exception of change of control agreements, the Company does not maintain employment or severance agreements with any of the named executive officers. Each of the named executive officers is employed at will and is expected to perform in order to continue serving as a member of the executive team.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 16 of this Proxy Statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative, appearing on pages 27 through 35, which provide detailed information on the compensation of our named executive officers. Included therein, under “Advisory Votes on Executive Compensation” on page 18, is additional information concerning the results of advisory votes on executive compensation in recent years and actions taken by the Compensation Committee and the Board of Directors in response thereto.
In accordance with provisions of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting of Stockholders:
RESOLVED, that the stockholders of Air Transport Services Group, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2016 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION

BACKGROUND OF PROPOSALS 4 AND 5
On March 8, 2016, the Company entered into a strategic, long-term relationship with Amazon.com, Inc. (“Amazon”). Airborne Global Solutions, Inc., a subsidiary of the Company, and Amazon Fulfillment Services, Inc., a subsidiary of Amazon (“AFS”), executed an Air Transportation Services Agreement (the “ATSA”), effective on April 1, 2016, pursuant to which Cargo Aircraft Management, Inc., a subsidiary of the Company, will lease 20 Boeing 767 freighter aircraft to AFS, including twelve Boeing 767-200 series freighter aircraft for a term of five years and eight Boeing 767-300 series freighter aircraft for a term of seven years. The ATSA, which has a term of five years, also provides for the operation of those aircraft by the Company’s two airline subsidiaries and the performance of hub and gateway services by another Company subsidiary.
Also on March 8, 2016, the Company and Amazon entered into an Investment Agreement (the “Investment Agreement”) and a Stockholders Agreement (the “Stockholders Agreement”). Pursuant to the Investment Agreement, the Company issued to Amazon a warrant ("Warrant-A") to purchase 12,810,629 shares of the Company’s common stock, representing approximately 19.9% of the outstanding common stock on March 8, 2016 (measured on a GAAP-diluted basis). The number of shares subject to Warrant-A is subject to adjustment as provided in Warrant-A. Warrant- A was immediately vested for 7,686,373 shares of common stock when issued, but is not exercisable until the earlier of (i) the completion of the Annual Meeting (including any postponement or adjournment thereof) or (ii) July 8, 2016. The remaining 5,124,256 shares will vest over time as the Company delivers leased aircraft under the ATSA or as the Company achieves specified revenue targets in connection with the ATSA.
The Company also agreed in the Investment Agreement to issue two additional warrants in the future. The second warrant, which will be exercisable for 1,591,333 shares of common stock (“Warrant B-1”), will be issued to Amazon on March 8, 2018 (or earlier if there occurs a Change of Control Transaction, as discussed below). The third warrant (“Warrant B-2”) will be issued on September 8, 2020. Warrant B-2 will be exercisable for such additional number of shares of common stock as is necessary to bring Amazon’s stock ownership in the Company to 19.9% of the Company’s outstanding shares of common stock on March 8, 2016 (measured on a GAAP-diluted basis), and as adjusted for stock issuances and repurchases occurring after March 8, 2016 and after giving effect to the issuance and exercise of the Warrants. Both Warrant B-1 and Warrant B-2 will be fully vested on issuance. Warrant A, Warrant B-1 and Warrant B-2 will expire on March 8, 2021. However, if the Company has an insufficient number of authorized shares to permit the exercise in full of Warrant A, Warrant B-1 or Warrant B-2, the expiration date of each warrant will be extended until such warrant may be fully exercised. Warrant A, Warrant B-1 and Warrant B-2 are referred to collectively as the “Warrants” and the shares of common stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares.”
A more detailed discussion of the Warrants and a discussion of the Investment Agreement and the Stockholders Agreement (collectively, the “Amazon Investment Documents”) is provided below under the heading “The Amazon Investment Documents.”
The Board believes that the Company’s new strategic relationship with Amazon, as reflected in the Amazon Investment Documents and the ATSA, will result in significant benefits to the Company and its stockholders over the long-term. In order to issue to Amazon the maximum number of shares of common stock subject to the Warrants, the Company requires stockholder approval of Proposal 4 (the “Charter Amendment”) and Proposal 5 (the “Stock Issuance”).
Pursuant to the Investment Agreement, the Company has agreed to submit Proposals 4 and 5 to the stockholders at the Annual Meeting. The Board unanimously recommends that the stockholders approve each of these Proposals, which are described below.

The Amazon Investment Documents
The following is a summary of the key terms of the Amazon Investment Documents:

The Investment Agreement
The Investment Agreement includes customary representations and warranties of the Company as the issuer of the Warrants, including, without limitation, representations and warranties concerning the Company’s organization, its authority and authorization to enter into and perform the transactions contemplated by the Amazon Investment Documents (including the issuance of the Warrants and the Warrant Shares), the status of the Company’s capitalization, the enforceability of the Amazon Investment Documents as against the Company, the Company’s regulatory compliance and the accuracy of its financial statements and the status of its internal controls, and its compliance with applicable SEC reporting requirements. The Investment Agreement also includes customary representations and warranties of Amazon as an investor in the Company, including, without limitation, representations and warranties concerning Amazon’s organization, its authority and authorization to enter into and perform the Amazon Investment Documents, the enforceability of the Amazon Investment Documents as against Amazon, and that it is not currently a beneficial owner of the Company's common stock.
The Investment Agreement obligates both the Company and Amazon, as promptly as reasonably practicable after written notice from Amazon, to file the appropriate notices and take such action as may be required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other applicable antitrust laws with respect to issuance of any of the Warrant Shares. In addition, the Investment Agreement provides for a joint filing by Amazon and the Company of a “Notice of Substantial Change of Ownership” with the U.S. Department of Transportation (“DOT”) after Amazon has provided notice to the Company of its intent to exercise one or more of the Warrants in a transaction that would result in Amazon having beneficial ownership of 10% or more of the Company's common stock.
The Investment Agreement also requires that the Company seek stockholder approval at the Annual Meeting of the Charter Amendment and the Stock Issuance. The Company has agreed to use reasonable best efforts to obtain stockholder approval of the Charter Amendment and the Stock Issuance at the Annual Meeting. The Company has also agreed to recommend that the stockholders vote in favor of such proposals to solicit proxies in favor of such proposals and to obtain a commitment from Red Mountain Partners, L.P. (“Red Mountain”) to vote in favor of such proposals. Red Mountain entered into a Voting Agreement with Amazon and the Company on March 8, 2016 in which it agreed to vote its shares of common stock for the approval of the Charter Amendment and the Stock Issuance.
The Investment Agreement also requires that Amazon, within 90 days after the Warrants are issued, provide the Company with a valuation of the Warrants for tax purposes, taking into account the vesting provisions and any other relevant economic assumptions or inputs, and that such valuation will be binding on the Company and Amazon. The Company has also agreed that it will not take any action to adopt or trigger any anti-takeover provisions that would cause any of the Amazon Investment Documents to be subject to any requirements imposed by any such anti-takeover provisions.
The Investment Agreement may be terminated with the consent of both parties, or by Amazon unilaterally in the event that (1) HSR clearance or the DOT approval (the “Regulatory Approvals”) are not obtained within six months of the applicable regulatory filing, (2) stockholder approval of the Charter Amendment and the Stock Issuance are not obtained at the Annual Meeting, (3) the Company fails to maintain in good standing the permits, licenses and authorizations necessary to operate as an air carrier, or (4) if it no longer qualifies as a “Citizen of the United States” for DOT purposes. If Amazon elects to terminate the Investment Agreement as a result of the failure of the stockholders to approve the Charter Amendment or the Stock Issuance at the Annual Meeting, Amazon must give prior written notice of such termination not later than the 90th day after the date of the Annual Meeting (or the date to which such meeting is postponed or adjourned). In the event of the termination of the Investment Agreement, the unvested portion of the Warrants will be canceled and terminated. In addition, under the terms of the ATSA, in the event that Amazon provides notice of termination under the Investment Agreement on or before August 10, 2016, Amazon will have no obligation to (i) pay certain increased monthly charges associated with the operation of each of the first five aircraft prior to the third anniversary of the ATSA and make a one-time payment in an amount constituting the difference between such increased monthly charges and the monthly charges then in effect between the execution of the ATSA and the third anniversary date; (ii) enter into any aircraft lease with respect to aircraft for which the scheduled delivery date comes after May 31, 2016, which is expected to number 12 aircraft; (iii) take delivery of aircraft that are subject to a signed aircraft lease for which the scheduled delivery date is after May 31, 2016 (Amazon will be entitled to terminate any such aircraft lease without penalty); or (iv) enter into any further work orders as provided under the ATSA.

The Warrants
Pursuant to the Investment Agreement, the Company has issued or agreed to issue three separate tranches of Warrants to Amazon, which are referred to in this discussion as Warrant A, Warrant B-1 and Warrant B-2. The following is a description of each of these Warrants.

Warrant A. Warrant A, which was issued by the Company to Amazon on March 8, 2016, allows Amazon, subject to vesting and other conditions contained in Warrant A, to purchase 12,810,629 shares of common stock, representing approximately 19.9% of the outstanding shares of common stock on March 8, 2016 (measured on a GAAP diluted basis). The exercise price of Warrant A is $9.73 per share, subject to adjustment as provided in Warrant A.
Warrant A is not exercisable prior to the earlier of (i) the completion of the Annual Meeting (including any postponement or adjournment thereof) or (ii) July 8, 2016. Exercise of Warrant A is also subject, to the extent applicable, to (i) the satisfaction of the vesting conditions described below, (ii) obtaining approval of the DOT of a Substantial Change in the Ownership of the Company as described above, (iii) the expiration or termination of any applicable waiting period pursuant to the HSR Act, and (iv) as applicable, obtaining the approval of the Company’s stockholders of the Charter Amendment and the Stock Issuance. Unless earlier exercised or terminated, Warrant A will expire on March 8, 2021. However, if the Company has an insufficient number of authorized shares to permit exercise in full of Warrant A, the expiration date will be extended until Warrant A may be fully exercised.
Warrant A was vested as to 7,686,373 Warrant Shares on the date it was issued. Subject to immediately vesting upon a Change of Control Transaction (as defined below), the right of Amazon to exercise Warrant A for the remaining Warrant Shares is subject to vesting according to the following vesting schedule:

•
With respect to additional increments of 640,532 Warrant Shares, each time Amazon or one of its affiliates accepts delivery from the Company or one of its affiliates of a Boeing 767-300 series freighter aircraft (or a substitute aircraft as may be agreed to by the parties) pursuant to an aircraft lease agreement; and

•
With respect to additional increments of 320,266 Warrant Shares, each time Amazon and its affiliates have paid $600 million for CMI services (crew, maintenance and insurance) associated with the operation of aircraft owned by the Company or one of its affiliates or aircraft provided by Amazon or one of its affiliates pursuant to the ATSA-related agreements (excluding reimbursable revenue) and/or other services pursuant to such agreements.

Warrant A may be exercised by payment of the exercise price in cash or, without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of Warrant A so as to yield a number of Warrant Shares obtainable upon such exercise equal to the product of (x) the number of Warrant Shares otherwise issuable upon such exercise (either in full or in part) and (y) a fraction, the numerator of which is the excess of the VWAP for the common stock for the 30 trading days preceding the exercise date over the exercise price, and the denominator of which is the VWAP for the common stock over the 30 trading days immediately preceding such exercise date. For such purposes, “VWAP” is a volume weighted average price per share of the common stock on The NASDAQ Global Select Market.
Warrant A may be transferred only to an Affiliate (as defined in the Investment Agreement) of Amazon. Subject to certain exceptions, the exercise price and the number of Warrant Shares issuable upon exercise of Warrant A are subject to adjustment as a result of stock splits, reclassifications or combinations involving the Company’s outstanding common stock or the issuance of shares of common stock or other securities or rights exercisable or convertible into or exchangeable for shares of common stock, without consideration or at a consideration per share (or having a conversion price per share) that is less than 100% of the market price of the common stock immediately prior to the date of the agreement of pricing of such shares (or of such convertible securities). Subject to certain exceptions, the exercise price and the number of Warrant Shares issuable upon exercise of Warrant A are also subject to adjustment in connection with dividends or other distributions by the Company on shares of common stock and repurchases by the Company of its outstanding common stock. A Permitted Repurchase of shares does not result in such an adjustment. A "Permitted Repurchase" is defined as a repurchase of up to eight million shares in one or more “Dutch Auction” tender offers at a price no greater than 10% above the fair market value of the shares or a purchase pursuant to and in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.
Warrant Shares subject to Warrant A that have not vested as of the consummation of a Change of Control Transaction or reclassification will become vested and, in the case of a Change of Control that is a Business Combination or in the case of a reclassification, Warrant A will become exercisable to acquire the shares of common stock or other property issuable in such Business Combination that the holder of Warrant A would have received in such Business Combination or reclassification if such holder had exercised Warrant A and held the corresponding Warrant Shares immediately prior to such Business Combination or reclassification. A “Change of Control Transaction” is defined generally as (i) a transaction in which a person or group becomes the beneficial owner, directly or indirectly, of 35% or more of the outstanding equity of the Company, (ii) with certain exceptions, a transaction in which the stockholders immediately prior to such transaction cease to beneficially own, directly or indirectly, at least 65% of the outstanding equity of the Company, (iii) a Business Combination as a result of which at least 35% ownership of the Company is transferred to another person or group, (iv) individuals constituting the “Continuing Directors,” as that term is defined in Warrant A, ceasing for any reason to constitute at least a majority of the Board, or (v) any sale, lease, exchange, license, transfer or disposition of 35% or more of the consolidated assets, business, revenues, net income, or deposits of the Company. A “Business Combination” is defined as a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction involving the Company.

Warrant B-1. Warrant B-1 will be issued to Amazon on March 8, 2018 (or earlier if there occurs a Change of Control Transaction). Warrant B-1 will be exercisable for 1,591,333 shares of common stock at an exercise price of $9.73 per share, subject to adjustment. Warrant B will be fully vested upon issuance. All other terms and conditions of Warrant B-1, including the expiration date (March 8, 2021) and the adjustment terms, are generally identical to the terms of Warrant A, as described above.

Warrant B-2. Warrant B-2 will be issued to Amazon on September 8, 2020. Warrant B-2 will initially be exercisable for 1,591,333 shares of common stock, but such number will be adjusted immediately as of the date of issuance of Warrant B-2 so that Warrant B-2 is exercisable for such additional number of shares of common stock as is necessary to bring Amazon’s stock ownership in the Company to 19.9% of the Company’s outstanding shares of common stock on March 8, 2016 (measured on a GAAP-diluted basis), and as adjusted for stock issuances and repurchases occurring after March 8, 2016 and after giving effect to the issuance and exercise of the Warrants. Warrant B-2 will be fully vested upon issuance. The exercise price will be $9.73 per share, subject to adjustment. All other terms and conditions of Warrant B-2, including the expiration date (March 8, 2021) and the adjustment terms, are generally identical to the terms of Warrant A and Warrant B-1, as described above.

The Stockholders Agreement
The Stockholders Agreement includes various provisions relating to Board representation, Warrant Share transfer restrictions, prohibitions on taking various defined actions relating to the Company, registration rights and other matters.

(a) Board Representation. The Stockholders Agreement provides that Amazon will have the right to designate one director to the Board upon Amazon owning (directly or through any of its wholly owned subsidiaries) at least 10% of the shares of common stock on a GAAP-diluted basis (the “Amazon Investor Rights Initiation Event”). After the occurrence of the Amazon Investor Rights Initiation Event, if Amazon elects to exercise its right to designate a director and sends notice certifying the occurrence of the Amazon Investor Rights Initiation Event, the Board will be required to cause a designee of Amazon to be appointed to the Board (the “Amazon Designee” and after election or appointment to the Board, the “Amazon Director”). During the Amazon Investor Rights Period, as defined below:

•
At each annual or special meeting of the stockholders of the Company, the Company will be required to nominate and use its reasonable best efforts to cause to be elected to the Board a slate of directors that includes one Amazon Designee. In the event of the death, disability, removal or resignation of an Amazon Director, the Board is required to promptly appoint as a replacement an individual designated by Amazon to fill the resulting vacancy. The Board or its Nominating and Governance Committee will notify Amazon at least 60 days prior to the time the Company requires information with respect to any Amazon Designee for inclusion in a proxy statement for a meeting of stockholders.

•
If an Amazon Designee fails to be elected to the Board at any annual or special meeting of the Company’s stockholders, the Board will be required to promptly appoint another Amazon Designee chosen by Amazon to serve in lieu of the individual who was not elected.

•
Neither the Company nor the Board may remove an Amazon Director without the prior consent of Amazon, unless such Amazon Director is no longer eligible for designation as a member of the Board because he or she fails to meet the eligibility requirements described below or because Amazon ceases to own 10% of the outstanding shares of common stock on a GAAP-diluted basis (or rights to acquire shares of common stock including Warrant Shares).

•
Amazon will not be entitled to designate a particular Amazon Designee to the Board in the event that the Board reasonably determines that (i) the election of such Amazon Designee to the Board would cause the Company to not be in compliance with applicable law, (ii) such Amazon Designee is a director, officer, employee, equityholder or other affiliate of a Company competitor, (iii) such Amazon Designee is subject to an order, decree or judgment prohibiting service as a director of a public company or is required to make certain specified disclosures in the Company’s SEC filings, or (iv) such Amazon Designee is not reasonably acceptable to the independent members of the Board (clauses (i) through (iv), the “Board Acceptability Criteria”). In such case, Amazon is required to withdraw the designation of the proposed Amazon Designee and will be permitted to designate a replacement.

•	The Company must provide to the Amazon Director the same rights to indemnification granted to its other Board members.
The Amazon Investor Rights Period is defined in the Stockholders Agreement as the period commencing upon the occurrence of an Amazon Investor Rights Initiation Event, as described above, and ending on the occurrence of an Amazon Investor Rights Termination Event. An Amazon Investor Rights Termination Event will occur if Amazon owns (directly or through any of its wholly owned subsidiaries) shares of common stock (or rights to acquire shares of common stock including Warrant Shares) representing less than 10% of the issued and outstanding common stock on a GAAP-diluted basis, after giving effect to any adjustment for dilution described in the Warrants.
Until the occurrence of an Amazon Investor Rights Termination Event, without the prior consent of Amazon, neither the Company nor the Board will be permitted to increase the size of the Board to a number that is greater than nine (9) unless required to so do by applicable law or take action to amend the Company’s Certificate of Incorporation, Bylaws or other organizational documents to impair Amazon’s Board representation rights under the Stockholders Agreement.
From the date of the Stockholders Agreement until the Amazon Investor Rights Initiation Event, as described above, Amazon will have the right to designate one individual (subject to the same criteria for acceptability as the Board Acceptability Criteria) to attend all meetings of the Board in a non-voting, observer capacity (the “Amazon Observer”). In addition, the Company is required to prepare and provide to the Amazon Director or the Amazon Observer any material or other information prepared for or given to the Board or any committee of the Board, unless such information falls into one of several excluded categories, such as information regarding a contract between Amazon and a Company subsidiary, where disclosure would adversely prejudice the Company, information provided only to the Chief Executive Officer or the Chairman or information for which disclosure would jeopardize an attorney-client privilege. The Stockholders Agreement includes additional requirements on the Company to provide various types of information concerning the Company and its subsidiaries to Amazon, subject to limitations and restrictions on the use and disclosure of such information.

(b) Transfer Restrictions. The Stockholders Agreement contains restrictions on the ability of Amazon to transfer the Warrants or the Warrant Shares. Subject to certain exceptions, including transfers to a wholly owned subsidiary, transfers in connection with certain acquisition transactions approved by the Board, transfers involving a tender of shares into a tender offer or exchange offer, transfers if required by, or reasonably necessary, in order for Amazon to obtain governmental approval for an acquisition or transfers required by applicable law, Amazon is not permitted to transfer (i) the Warrants at any time, (ii) any Warrant Shares to a person that, prior to the date of such transfer, has filed a Statement of Ownership on Schedule 13D or Schedule 13G with the SEC with respect to the Company's common stock (other than transfers of Warrant Shares in an open market sale of common stock or pursuant to an underwritten offering), or (iii) Warrant Shares that represent greater than 10% of the outstanding common stock in a single transaction (other than transfers of Warrant Shares in an open market sale of common stock or pursuant to an underwritten offering).

(c) Standstill Provisions. The Stockholders Agreement contains standstill provisions that, among other things, and subject to certain exceptions, prohibit Amazon, directly or through its subsidiaries, from March 8, 2016 until the later of (i) the expiration or termination of the ATSA and (ii) an Amazon Investor Rights Termination Event (the “Standstill Period”), without the prior consent of the Board, from acquiring equity securities or derivative instruments (as defined in the Stockholders Agreement) of the Company, other than the Warrant Shares or shares acquired pursuant to a stock split, stock dividend or similar capital transaction. The standstill provisions also prohibit, among other things and subject to certain exceptions, Amazon from:

•	engaging in a proxy solicitation with respect to the Company;

•	calling or seeking to call a meeting of Company stockholders or initiating any stock proposal;

•	nominating or seeking to nominate any person to the Board other than pursuant to the procedures for an Amazon Designee;

•	depositing voting securities of the Company into a voting trust or entering into a voting agreement or granting a proxy to any other person;

•
entering into or proposing a merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries; or

•	either alone or in concert with others, seeking to control or influence the management or the policies of the Company (other than through the appointment of an Amazon Designee).
The foregoing restrictions do not generally prohibit Amazon from making a private acquisition proposal to the Company or, following an acquisition proposal received by the Company, the Board or the Company’s stockholders by any person or group other than Amazon that is publicly disclosed, making an alternative acquisition proposal.
The Stockholders Agreement provides that Amazon will be entitled to vote the shares of Company common stock owned by it and its wholly owned subsidiaries or over which it or its wholly owned subsidiaries has voting control, up to 14.9% of the Company’s outstanding shares of common stock. While the Standstill Period is in effect, Amazon will cause the shares of common stock owned by it or over which it has voting control (directly or through its wholly owned subsidiaries) in excess of 14.9% of the outstanding shares to be voted in favor of all persons nominated to serve as directors of the Company by the Board or its Nominating and Governance Committee and, with respect to any other action, proposal or other matter to be submitted to the stockholders, in accordance with the Board’s recommendation.

(d) Registration Rights. The Warrants and the Warrant Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the SEC promulgated thereunder. The Stockholders Agreement grants to Amazon demand and piggyback registration rights with respect to the Warrant Shares, which may require the Company to register such Warrant Shares under the Securities Act at the request of Amazon under specified circumstances.

(e) Term of the Stockholders Agreement. The Stockholders Agreement automatically terminates upon the date that Amazon’s beneficial ownership of the Company’s common stock (as defined in the Stockholders Agreement and which includes the Warrant Shares) is less than 2% of the issued and outstanding shares of common stock and so long as, as of such date, the remaining Registrable Securities (as defined in the Stockholders Agreement) then beneficially owned by Amazon may be sold in a single transaction without limitation under SEC Rule 144 under the Securities Act; except that the Stockholders Agreement will in no event terminate prior to the occurrence of an Amazon Investor Rights Termination Event. Certain provisions of the Stockholders Agreement (such as the right of Amazon to designate a director and Amazon’s confidentiality obligations) will survive for two years following termination of the Stockholders Agreement. Termination of the Stockholders Agreement will not shorten the Standstill Period.

PROPOSAL 4
APPROVAL OF THE CHARTER AMENDMENT
On March 8, 2016, the Board unanimously authorized and approved the Charter Amendment, which amends Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of common stock from 75 million to 85 million shares, and recommended that the Company's stockholders approve the Charter Amendment at the Annual Meeting. The full text of the Charter Amendment is attached as Appendix A to this Proxy Statement, and this discussion is qualified in its entirety by reference to Appendix A.
Based on the number of shares of Company common stock currently outstanding and the number of shares of common stock currently reserved for issuance pursuant to the ATSG Long-Term Equity Plans (as defined below), the Certificate of Incorporation currently does not authorize a sufficient number of shares of common stock to permit the Warrants to be exercised in full.
Of the 75 million shares of common stock currently authorized for issuance pursuant to the Company’s Certificate of Incorporation, as of the close of business on March 7, 2016, the day before the warrants were issued, the Company had 63,888,980 shares issued and outstanding. In addition, as of the close of business on March 7, 2016, the Company had 3,793,292 shares of common stock reserved for issuance under the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the "2005 LTI Plan") and the Company’s 2015 Long-Term Incentive Plan (the "2015 LTI Plan" and, with the 2005 LTI Plan, the “ATSG Long-Term Incentive Plans”). The shares reserved under the ATSG Long-Term Incentive Plans included 793,292 shares of common stock reserved for issuance upon settlement of restricted stock units and performance awards that are currently outstanding.
Exercise of Warrant A for more than 7,317,728 (subject to adjustment based on the settlement of grants under the ATSG Long-Term Incentive Plans) of the 12,810,629 Warrant Shares subject to such warrant and the exercise of Warrant B-1 or Warrant B-2 for any of the Warrant Shares will require the approval of the stockholders of the Charter Amendment. The Company is seeking stockholder approval of the Charter Amendment to permit exercise in full of the Warrants.
If the Charter Amendment is approved by the Company’s stockholders, there will be up to 1,324,433 (subject to adjustment based on the settlement of grants under the ATSG Long-Term Incentive Plans) additional authorized and unissued shares of common stock available for future issuance after taking into account the maximum number of Warrant Shares issuable upon exercise of the Warrants and the number of shares currently reserved for issuance pursuant to the ATSG Long-Term Incentive Plans. Such additional shares would be available for general corporate purposes including, without limitation, acquisitions, equity financings, providing equity incentives to employees, and payments of stock dividends and recapitalizations. From time to time, the Company may consider these types of transactions as market conditions or other opportunities arise. Except for issuance of the Warrant Shares and awards outstanding under the ATSG Long-Term Incentive Plans, the Company has no present arrangement, agreement, understanding or plan for the issuance of any additional shares of common stock proposed to be authorized by the Charter Amendment.
The issuance of the Warrant Shares and any other future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. Notwithstanding the foregoing, the Company intends to repurchase shares of common stock in order to mitigate the number of additional shares that will need to be issued in order to permit the Warrants to be exercised in full. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt.
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Charter Amendment.

Approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the Company's outstanding shares of our common stock as of the record date for the Annual Meeting. As required by the Investment Agreement, the Company has obtained a written commitment from Red Mountain to vote all shares of common stock as to which it has or shares voting power in favor of the Charter Amendment. Red Mountain owns and has the ability to vote at the Annual Meeting a total of 11,152,425 shares of common stock, or approximately17.4% of the issued and outstanding shares of common stock as of the Record Date.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT

PROPOSAL 5
APPROVAL OF THE STOCK ISSUANCE
The Board of Directors is seeking stockholder approval of the Stock Issuance in order to comply with NASDAQ Listing Rule 5635(d) and recommends that the stockholders vote their shares of common stock in favor of the Stock Issuance.
As a company listed on The NASDAQ Global Select Market (the “NASDAQ Market”), the Company is subject to NASDAQ Listing Rule 5635(d), which requires stockholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in a transaction other than a public offering in an amount that equals or exceeds 20% of the common stock or voting power outstanding immediately prior to such issuance if such securities are issued or sold for less than the greater of their book or market value. The NASDAQ rules define “market value” as the consolidated closing bid price immediately preceding the entering into of the binding agreement to issue the securities.
As described below, the Warrants, when taken together, may result in Amazon owning more than 19.9% of the Company’s outstanding shares of common stock immediately prior to the Company entering into the Amazon Investment Documents. Stockholder approval is required under NASDAQ Listing Rule 5635(d) because the number of Warrant Shares subject to the Warrants will exceed 20% or more of the outstanding shares of common stock on the date the Warrants were issued and the exercise price, $9.73 per share, was not based upon the market value of the common stock immediately prior to the date of the Warrant, but was based on the closing price of the Company’s common stock on the NASDAQ Market on February 9, 2016.
To comply with NASDAQ Listing Rule 5635(d), the Company is seeking stockholder approval for the issuance of Warrant Shares in excess of 12,810,629 shares (the “Stock Issuance”), which represents 19.9% of our outstanding shares of common stock on March 7, 2016, the day preceding the date of execution of the Amazon Investment Documents. As previously discussed, Warrant A is exercisable for up to 12,810,629 shares of common stock. Exercise of Warrant A is not subject to stockholder approval under NASDAQ Listing Rule 5635(d), although exercise of Warrants B-1 and B-2 does require such approval.
Approval of the Stock Issuance requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting or at any postponement or adjournment thereof. As required by the Investment Agreement, the Company has obtained a written commitment from Red Mountain to vote all shares of common stock as to which it has voting power in favor of the Stock Issuance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF STOCK ISSUANCE.

RELATIONSHIP OF PROPOSAL 4 TO PROPOSAL 5
Approval of the Charter Amendment is not dependent upon stockholder approval of the Stock Issuance. If the stockholders vote to approve the Charter Amendment, but do not vote to approve the Stock Issuance, the Company will be able to issue the Warrant Shares subject to Warrant A, or 19.9% of the outstanding shares of common stock as of the close of business on March 8, 2016. The Company will not have authority to issue Warrant Shares upon exercise of Warrant B-1 or Warrant B-2 until such time, if any, as the stockholders approve the Stock Issuance.
If the Stockholders approve the Stock Issuance but do not approve the Charter Amendment, the Company will lack sufficient authorized and unissued shares of common stock to permit the Stock Issuance even though the Stock Issuance was approved by the stockholders. If the stockholders vote to approve the Stock Issuance, but do not vote to approve the Charter Amendment, Warrant A will be exercisable for 7,317,728 shares of common stock (subject to adjustment based on the settlement of grants under the ATSG Long-Term Incentive Plans) and Warrants B-1 and B-2 will not be exercisable until such time as the Certificate of Incorporation is amended to increase the number of authorized shares of common stock.
If neither the Stock Issuance nor the Charter Amendment is approved by the stockholders, Warrant A will not be exercisable for more than 7,317,728 shares of common stock (subject to adjustment based on the settlement of grants under the ATSG Long-Term Incentive Plans), and Warrants B-1 and B-2 will not be exercisable.
If the stockholders fail to approve either the Stock Issuance or the Charter Amendment, Amazon will have the right to terminate the Investment Agreement and the unvested portion of any of the Warrants as described above. If the stockholders approve the Charter Amendment but not the Stock Issuance and if, as a result, Amazon were to elect to terminate the Investment Agreement, the additional authorized shares resulting from the Charter Amendment that otherwise would have been available for issuance pursuant to the unvested portion of the Warrants would be available for general corporate purposes as described above.

PROPOSAL 6
ADJOURNMENT OF THE ANNUAL MEETING
At the Annual Meeting, the Board may deem it necessary to move to adjourn the Annual Meeting. For example, if the number of shares represented and voting in favor of Proposal 4 (Charter Amendment) or Proposal 5 (Stock Issuance) is insufficient to adopt that proposal, the Board may make such a determination in order to enable the Company to solicit additional votes with respect to that proposal. If the Board determines it is necessary to adjourn the Annual Meeting, we may ask our stockholders to vote only on the proposal that has a sufficient number of votes to be adopted, and not on the proposal that lacks sufficient votes.
In this proposal (the “Adjournment Proposal”), we are asking you to authorize the holder of any proxy solicited by the Company to vote in favor of an adjournment of the Annual Meeting (including multiple adjournments) to another time and place. If the stockholders approve the Adjournment Proposal, we could adjourn the meeting, as well as any adjourned session of the meeting, and use the additional time to solicit additional votes. We may solicit votes from stockholders that have previously voted. The approval of the Adjournment Proposal could mean that, even if we received proxies representing a sufficient number of votes against Proposal 4 or Proposal 5 to defeat that proposal, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of such proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting or any postponement or adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADJOURNMENT OF THE ANNUAL MEETING

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the directors and certain officers of the Company, and persons who own more than ten percent of the Company's common stock, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.
Based solely on its review of the copies of such forms received by the Company, the Company believes that in 2015, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS
Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2017 Annual Meeting, it must be received by the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than December 2, 2016.
Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2017 Annual Meeting outside of the proxy statement process must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 12, 2016); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

ANNUAL REPORT ON FORM 10-K
If any person who was a beneficial owner of common stock of the Company on the record date for the 2016 Annual Meeting desires copies of the Company’s Annual Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296

We also make available free of charge the Company’s Report on Form 10-K through our Internet website at http://www.atsginc.com.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 12, 2016
This Proxy Statement is available at http://www.proxyvote.com.

FINANCIAL INFORMATION
The financial and other information included in Items 7, 7A, 8 and 9 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is incorporated into this proxy statement by reference.

OTHER MATTERS
Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ W. Joseph Payne
W. JOSEPH PAYNE
Secretary

April 1, 2016
Wilmington, Ohio

APPENDIX A

PROPOSED AMENDMENT TO ARTICLE FOURTH OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AIR TRANSPORT SERVICES GROUP, INC.

RESOLVED, that the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of Air Transport Services Group, Inc., a Delaware corporation, is hereby amended to read as follows (with all other provisions of said Article FOURTH to be unaffected by such amendment):

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 105,000,000 shares, of which 85,000,000 shares shall be common stock, par value $0.01 per share (“Common Stock”), and 20,000,000 shares shall be preferred stock, par value $0.01 per share (“Preferred Stock”), of which 75,000 shares shall be Series A Junior Participating Preferred Stock, par value $0.01 per share (“Series A Junior Preferred Stock”).

A-1

Air Transport Services Group, Inc.

**AIR TRANSPORT SERVICES GROUP, INC.**
**145 HUNTER DRIVE**
**WILMINGTON, OH 45177**

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05923-P77004 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**AIR TRANSPORT SERVICES GROUP, INC.**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | For | Against | Abstain |
|---|---|---|---|
| 1a. Richard M. Baudouin | ☐ | ☐ | ☐ |
| 1b. Joseph C. Hete | ☐ | ☐ | ☐ |
| 1c. Arthur J. Lichte | ☐ | ☐ | ☐ |
| 1d. Randy D. Rademacher | ☐ | ☐ | ☐ |
| 1e. J. Christopher Teets | ☐ | ☐ | ☐ |
| 1f. Jeffrey J. Vorholt | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5 and 6.** | For | Against | Abstain |
|---|---|---|---|
| 2. Company proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2016. | ☐ | ☐ | ☐ |
| 3. Advisory vote on executive compensation. | ☐ | ☐ | ☐ |
| 4. Company proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Company common stock. | ☐ | ☐ | ☐ |
| 5. Company proposal to approve the Company's issuance of 20% or more of the Company's currently issued and outstanding common stock in a proposed private placement. | ☐ | ☐ | ☐ |
| 6. Company proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposals 4 and 5. | ☐ | ☐ | ☐ |

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E05924-P77004

**AIR TRANSPORT SERVICES GROUP, INC.**
**Annual Meeting of Stockholders**
**May 12, 2016 11:00 AM**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Joseph C. Hete and Randy D. Rademacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on May 12, 2016, at The Roberts Centre, 123 Gano Road, Wilmington, Ohio, and at any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6.**

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**